EXHIBIT 4.7

Agreement No. 319103.C

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO RADCOM LTD. IF PUBLICLY DISCLOSED. OMISSIONS ARE DENOTED IN BRACKETS THROUGHOUT THIS EXHIBIT.

Software and Professional Services Agreement

No. 319103.C

Between

RADCOM Ltd.

And

AT&T Services, Inc.

Agreement No. 319103.C

This Software and Professional Services Agreement No. 319103.C (this “Agreement”) is entered into and effective as of the last date signed by a Party (the “Effective Date”) by and between RADCOM Ltd., an Israeli company incorporated under the laws of Israel, with its office at 24 Raoul Wallenberg Street, Tel Aviv, Israel (“Supplier” or “RADCOM”), and AT&T Services, Inc., a Delaware corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.” Capitalized terms used herein but not defined within the body of this Agreement shall have the meanings ascribed to them in Appendix – Definitions.

1.0	Scope of Agreement

1.1	Deliverables

Supplier shall provide to AT&T the Code Deliverables and Service Deliverables collectively known as the “Deliverables” as described in Appendix A subject to the terms and conditions of this Agreement as requested in Orders submitted to Supplier by AT&T.

1.2	Pricing

Supplier shall provide the Deliverables at the applicable prices set forth in Appendix C Price(s). If Supplier at any time makes a general price decrease, then Supplier shall promptly notify AT&T in writing and extend such decrease to AT&T effective on the date of such general price decrease. Supplier shall strive to reduce its costs and corresponding prices for Deliverables by [**] each calendar year, through the use of improved processes, supply chain economies and other cost reduction methods.

1.3	Orders

AT&T may, at AT&T’s election, submit Orders for Deliverables to Supplier pursuant to this Agreement (a) in a form agreed to by the Parties or (b) via AT&T’s electronic ordering system. Subject to agreement on Delivery Dates, Supplier shall accept all Orders submitted to it by AT&T for Deliverables. The terms of this Agreement govern all Orders for Deliverables that AT&T may place with Supplier. The Parties may vary or supplement the terms of this Agreement in an Order through Special Terms and Conditions, which shall take precedence over any inconsistent term of this Agreement and shall only apply to such Order.

1.4	Non-Commitment; Non-Exclusivity

This Agreement does not grant Supplier any right or privilege to provide to AT&T any Deliverables of the type described in or purchased under this Agreement, except as may be set forth in an Order. AT&T may contract with third parties for materials or services comparable to those described in or purchased under this Agreement, and AT&T may itself perform such services.

1.5	Affiliates

Affiliates of AT&T may transact business under this Agreement and place Orders with Supplier that incorporate the terms and conditions of this Agreement. References to “AT&T” herein are deemed to refer to an Affiliate when an Affiliate places an Order with Supplier under this Agreement, or when AT&T places an Order on behalf of an Affiliate, or when an Affiliate otherwise transacts business with Supplier under this Agreement. To the extent that the pricing under this Agreement or any Order provides for discounts of any sort based on volume of purchases by AT&T (including percentage discounts and tier-based pricing) or requires a certain volume of purchases by AT&T, Supplier shall aggregate the amount of all purchases by AT&T and its Affiliates for purposes of determining any such discounts and volumes. An Affiliate is solely responsible for its own obligations, including all charges incurred in connection with such an Order or transaction.

1.6	Term of Agreement

a.	This Agreement shall be effective on the Effective Date and shall continue until March 31, 2022, unless earlier terminated as set forth herein (the “Contract Period”). This Agreement may be renewed by AT&T on a yearly basis, for up to two consecutive years (the “Renewal Period”), upon completion of the Contract Period, with at least [**] days written notice from AT&T to Supplier prior to the expiration of the Contract Period or the first year of the Renewal Period, as applicable. This Agreement may be terminated by AT&T upon [**] days written notice from AT&T to Supplier, with or without cause. The Contract Period plus the first or both of the two consecutive renewal years, as applicable, is the “Term”.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

b.	Any Order in effect on the date when this Agreement expires or is terminated shall continue in effect until such Order either (i) expires by its own terms or (ii) is separately terminated, prior to its own scheduled expiration, as provided in this Agreement. The terms and conditions of this Agreement shall continue to apply to such Order, as if this Agreement were still in effect.

c.	For avoidance of doubt, the Licenses granted in any Order under the ELSA shall survive any expiration or termination of the Order or this Agreement.

2.0	Delivery, Performance, Acceptance, and Availability

2.1	Delivery of Material

Except for Orders falling within the Subsections below entitled “Delivery of Software” and “Delivery of Services,” Supplier shall ship Material that strictly conforms to Specifications as follows:

a.	AT&T’s default domestic freight terms are F.O.B. Origin, Freight Collect. Supplier shall use the carrier(s) that AT&T designates for shipment of Material, and AT&T shall pay the carrier. Any payments AT&T makes to third parties, or additional costs that AT&T incurs, that result from Supplier’s failure to comply with its obligations under this Section shall be reimbursed to AT&T by Supplier upon AT&T’s demand.

b.	If an Order expressly requires the Supplier to pre-pay for shipment, then Supplier shall ship, based on the lowest published price, by reliable common carrier; and shall not combine shipping charges into the price of Material or mark up the shipping charges. If Supplier can arrange transportation with another carrier on terms more cost effective than those offered by the carrier designated by AT&T, then Supplier shall notify AT&T and, if AT&T agrees, then Supplier shall ship at the agreed terms by that agreed carrier. Supplier shall charge AT&T for prepaid shipping, net of any Supplier discounts Supplier is entitled to take, as a separate line item in its invoice. AT&T is not responsible for, and Supplier shall pay or reimburse AT&T for, any shipping charges in excess of those specified above.

c.	For all Orders shipped Pre-Paid and Add, Supplier shall provide in a separate field on Supplier’s invoice the amount charged for prepaid shipping. If requested by AT&T, Supplier shall substantiate such charges by providing AT&T with the original freight bill, or a copy thereof, and details including origin/destination, load details, accessorial charges, purchase orders, and freight cost.

d.	For Orders for: (a) Material whose delivery origin or destination is outside the continental United States (e.g. international), (b) Material requiring special safety handling precautions in transit or (c) Material that requires provision of Services (such as installation, configuration, or modification) at the destination, Supplier shall ship F.O.B. Destination Pre-Paid and Add for domestic shipments, or DDP Destination for international shipments, using the lowest cost reliable common carrier.

2.2	Delivery of Software

For Software, Delivery shall be in the form selected by AT&T, including Electronic Data Interchange (“EDI”), U.S. Mail or a private carrier. Unless otherwise instructed, Supplier shall Deliver the Software, and any subsequent releases or upgrades of the Software, either by electronic transfer or by copying the Software directly onto AT&T’s computer, disk, tape or other storage medium selected by AT&T. Unless and until directed in writing by AT&T to do so, Supplier shall not transfer any disks, tapes or other tangible property containing the Software, or any subsequent releases or upgrades of the Software, to AT&T.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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2.3	Delivery of Services

For Orders for Services only (other than maintenance Services), or for Orders for Material with Services in connection with the Delivery of the Material, Supplier shall provide AT&T a written notice of completion after Delivery of such Services.

2.4	Acceptance Test Period

AT&T’s Acceptance Test Period shall commence upon (a) AT&T’s receipt of Supplier’s notice of completion, or (b) upon AT&T’s receipt of Material from the carrier or Supplier where Supplier provides no Services in connection with the Delivery of the Material.

2.5	Notice of Acceptance

If the Material and Services successfully complete the Acceptance Tests during the Acceptance Test Period, then AT&T shall Accept the Material, and, if a notice of completion was provided, then AT&T shall indicate its Acceptance by providing a written notice of Acceptance to Supplier.

2.6	Material or Services Not in Compliance with Specifications

If Material or Services are not in strict compliance with the Specifications at the time of Delivery or at any time during any applicable Acceptance Test Period, then AT&T shall so notify Supplier and provide Supplier an opportunity to cause such Material and Services to strictly comply with the Specifications. After prompt corrective action, Supplier shall notify AT&T and AT&T has the right to start a new Acceptance Test Period. AT&T’s Acceptance shall be deemed to occur: (a) thirty (30) days following the later to occur of Delivery and the expiration of the applicable Acceptance Test Period if (i) AT&T fails to notify Supplier that the Material or Services are not in strict compliance with the Specifications or (ii) completion of Acceptance Tests is delayed solely due to an act of omission of AT&T; and (b) upon the occurrence of (i) the applicable Software being broadly deployed by AT&T into production beyond a limited testing capacity or (ii) completion of Acceptance Tests with no Critical errors and no more than five (5) Major errors, with workarounds or planned fixes that are acceptable to AT&T. In no event does AT&T’s use of or payment for Material or Services constitute Acceptance.

2.7	Failure to Remedy Noncompliance

If Supplier fails to take prompt corrective action after having received notice that any Material and Services are not in strict compliance with Specifications or if, after two (2) or more Acceptance Test Periods, Supplier has failed to correct the defects or if the Material and Services are not in strict compliance with the Specifications, then AT&T has the right, but not the obligation, to terminate the Order, in whole or in part, without any liability whatsoever to Supplier other than payment for amounts for any Material and Services delivered and Accepted prior to the effective date of termination.

2.8	Anticipated Delays

If Supplier becomes aware of any event or circumstance that causes Supplier to anticipate a reasonably certain delay in its performance of its obligations beyond the Delivery Date, then Supplier shall immediately notify AT&T of the event or circumstance and the length of the anticipated delay. Other than as provided in Force Majeure, if the events or circumstances causing the anticipated delay are not attributable to any failure of AT&T, then AT&T may terminate the Order without liability after receipt of such notification. If the events or circumstances may be attributable to the fault of AT&T, to any extent, and the notice required by this Section fails to so attribute them, or if Supplier fails to give such notice, then such failure bars any claim or defense of Supplier based on the fault of AT&T. If for any reason AT&T does not terminate such Order after receipt of a notice under this Section, then AT&T and Supplier shall negotiate in good faith to modify the Order so as to extend the Delivery Date. If the Parties fail to reach agreement on an extended Delivery Date after negotiating for a reasonable time, or if Supplier fails to meet an extended Delivery Date, then AT&T may terminate the Order immediately without liability.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

2.9	Shipment Instructions

Unless instructed otherwise by AT&T, or the Parties otherwise agree, all Material shall be shipped, packed and marked in accordance with AT&T’s shipping, packing and marking instructions located at http://www.attsuppliers.com/downloads/WirelineProductMarketingSpecifications.pdf

2.10	Spare Parts

For [**] years following the sooner of (a) the termination or expiration of this Agreement or (b) the discontinuance of any Material, Supplier shall provide Spare Parts to AT&T upon AT&T’s request, at prices not to exceed the lesser of prices set forth herein or another price mutually agreed. If Supplier breaches such obligation, or if the Parties fail to agree on price for any Spare Parts for which no price is set forth herein, then without limitation to AT&T’s other rights and remedies, Supplier shall provide to AT&T, at no cost or expense, the Technical Information and any other rights reasonably required for AT&T to obtain such Spare Parts from other sources. Supplier shall provide AT&T with no less than [**] years’ prior written notice of the discontinuance of any Material provided hereunder.

3.0	Title and Risk

Title and risk of loss to Deliverables purchased, but not to Deliverables licensed, will vest in AT&T when the Deliverables has been accepted at the F.O.B. destination point designated by AT&T. If this Agreement calls for Supplier to perform additional Services after Deliverables have been provided, such as unloading or installation, then Supplier will retain risk of loss to the Deliverables until the additional Services have been Delivered and Accepted by AT&T. All AT&T provided materials and equipment shall remain the property of AT&T.

4.0	Invoicing and Payment

4.1	Invoicing

a.	Supplier shall render a correct invoice in duplicate (if paper) with respect to any Material or Services promptly after Acceptance thereof (unless the relevant Order or an attached Appendix specifies that Supplier may submit invoices for progress payments prior to Acceptance, as provided below). The invoice must specify in detail, if applicable, (i) quantities of each ordered item, (ii) unit prices of each ordered item, (iii) whether the item is taxable and the amount of tax per item, (iv) item and commodity codes, (v) total amounts for each item, (vi) total amount of applicable sales or use taxes, (vii) discounts, (viii) shipping charges, if any, (ix) total amount due, (x) Software right-to-use fees designated as either “initial operating system license” or “other,” (xi) Agreement number, (xii) remit to address, (xiii) Order number and line item sequence, (xiv) description of Deliverables, and (xv) special service charges, if any.

AT&T shall initiate payment to Supplier no later than [**] days after receipt of an accurate invoice after Acceptance (as determined under the Section entitled “Delivery, Performance, Acceptance and Availability”); provided that if such date is a non-business day, then AT&T may initiate payment to Supplier on the following business day. Unless otherwise agreed, AT&T may provide payment by Automated Clearinghouse Association transfer. If AT&T disputes any invoice rendered or amount paid, then AT&T shall so notify Supplier. The Parties shall work in good faith to resolve invoicing and payment disputes expeditiously, and AT&T is not obligated to make any payment against the disputed or incorrect portion of the invoice until the dispute is resolved or the error corrected. Invoices received by AT&T more than [**] days after Acceptance of Deliverables are untimely and AT&T has no obligation to pay such invoices.

b.	Invoices for or including freight charges must be accompanied by legible copies of prepaid freight bills, express receipts or bills of lading supporting the invoice amounts. Such invoices must include (i) the carrier’s name, (ii) date of shipment, (iii) number of pieces, (iv) weight, and (v) freight classification.

c.	AT&T may deduct any setoff or recoupment claims that it or its Affiliates may have against Supplier from amounts due or to become due to Supplier, whether under this Agreement or otherwise. Supplier shall pay any amount due to AT&T or its Affiliates that is not applied against the invoiced amounts within [**] days after written demand by AT&T.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

d.	If an Order or an Appendix specifies that Supplier may submit invoices for progress payments prior to Acceptance, Supplier is permitted to submit invoices at the end of each month and AT&T will initiate progress payments to the Supplier at [**] day intervals. Such progress payments shall not exceed [**] of satisfactorily completed Deliverables at the time of billing, as determined by AT&T.

4.2	Reimbursable Expenses

AT&T is not responsible for any travel, meal or other business related expense incurred by Supplier, whether or not incurred in its performance of its obligations under this Agreement, unless reimbursement of expenses is expressly authorized in this Agreement or an Order pursuant to this Agreement. If reimbursement of expenses is so authorized, then to be reimbursable, each and every such expense must comply with the requirements of AT&T’s Vendor Expense Policy, a copy of which is located at http://www.attsuppliers.com/downloads/Vendor-Expense-Policy.pdf. Supplier must provide in a timely manner receipts and other documentation as required by the Vendor Expense Policy and such additional documentation or information requested by AT&T to substantiate expenses submitted by Supplier for reimbursement.

4.3	[**]

4.4	Taxes

a.	Supplier shall invoice AT&T the amount of any federal excise, state, and local transaction taxes (excluding foreign (i.e., non-U.S.) Value Added Taxes (VAT) or similar taxes which will be included in the prices for Material and Services and borne by Supplier) imposed upon the sale of Material and provision of Services under this Agreement. All such taxes must be stated as separate items on a timely invoice listing the taxing jurisdiction imposing the tax. Installation, labor and other non-taxable charges must be separately stated. AT&T shall pay all applicable taxes to Supplier that are stated on and at the time the Material or Services invoice is submitted by Supplier. Supplier shall remit taxes to the appropriate taxing authorities. Supplier shall honor tax exemption certificates, and other appropriate documents, which AT&T may submit, pursuant to relevant tax provisions of the taxing jurisdiction providing the exemption.

b.	Supplier shall pay any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of Supplier, for any reason, to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Supplier.

c.	Upon AT&T’s request, the Parties shall consult with respect to the basis and rates upon which Supplier shall pay any taxes or fees for which AT&T is obligated to reimburse Supplier under this Agreement. If AT&T determines that in its opinion any such taxes or fees are not payable, or should be paid on a basis less than the full price or at rates less than the full tax rate, AT&T shall notify Supplier in writing of such determinations, Supplier shall make payment in accordance with such determinations, and AT&T shall be responsible for such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by AT&T, Supplier shall promptly notify AT&T. If AT&T desires to contest such collection, AT&T shall promptly notify Supplier. Supplier shall cooperate with AT&T in contesting such determination, but AT&T shall be responsible and shall reimburse Supplier for any tax, interest, or penalty in excess of AT&T’s determination.

d.	If AT&T determines that in its opinion it has paid Supplier for any taxes in excess of the amount that AT&T is obligated to pay Supplier under this Agreement, AT&T and Supplier shall consult in good faith to determine the appropriate method(s) of recovery of such excess payments, which method(s) may include, but is not limited to, (i) Supplier crediting any excess payments against tax amounts or other payments due from AT&T if and to the extent Supplier can make corresponding adjustments to its payments to the relevant tax authority, and (ii) Supplier timely filing claims for refund and any other documents required to recover any excess payments and Supplier promptly remitting to AT&T all such refunds and interest received.

e.	If any taxing authority advises Supplier that it intends to audit Supplier with respect to any taxes for which AT&T is obligated to reimburse Supplier under this Agreement, Supplier shall (i) promptly so notify AT&T, (ii) afford AT&T an opportunity to participate on an equal basis with Supplier in such audit with respect to such taxes and (iii) keep AT&T fully informed as to the progress of such audit. Each Party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, interest or penalty resulting from such audit is to be determined in accordance with the applicable provisions of this Taxes Section. Supplier’s failure to comply with the notification requirements of this Taxes Section will relieve AT&T of its responsibility to reimburse Supplier for taxes only if Supplier’s failure materially prejudiced AT&T’s ability to contest imposition or assessment of those taxes.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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f.	In addition to its rights under Subsections c., d., and e. above with respect to any tax or tax controversy covered by this Taxes Section, AT&T is entitled to contest, pursuant to applicable law and tariffs, and at its own expense, any tax previously invoiced that it is ultimately obligated to pay. AT&T is entitled to the benefit of any refund or recovery of amounts that it has previously paid resulting from such a contest. Supplier shall cooperate in any such contest, but AT&T shall pay all costs and expenses incurred in obtaining a refund or credit for AT&T.

g.	If either Party is audited by a taxing authority or other governmental entity in connection with taxes under this Taxes Section, the other Party shall reasonably cooperate with the Party being audited in order to respond to any audit inquiries in an appropriate and timely manner, so that the audit and any resulting controversy may be resolved expeditiously.

h.	AT&T and Supplier shall reasonably cooperate with each other with respect to any tax planning to minimize taxes. The degree of cooperation contemplated by this Section is to enable any resulting tax planning to be implemented and includes, but is not limited to: (i) Supplier’s installing and loading all of the Software licensed by AT&T, and retaining possession and ownership of all tangible personal property, (ii) Supplier’s installing, loading and/or transferring the Software at a location selected by AT&T, and (iii) Supplier’s Delivery of all of the Software in electronic form.

i.	Supplier and any of its affiliates, as appropriate, receiving payments hereunder shall provide AT&T with a valid United States Internal Revenue Service (“IRS”) Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY, or W-9 (or any successor form prescribed by the IRS). AT&T may reduce any payment otherwise due Supplier in connection with the sale of Material and provision of Services under this Agreement by the amount of any tax imposed on Supplier that AT&T is required to pay directly to a taxing or other governmental authority (“Withholding Tax”). Alternatively, if applicable law permits, AT&T agrees that it will honor a valid exemption certificate or other mandated document evidencing Supplier’s exemption from payment of, or liability for, any Withholding Tax as authorized or required by statute, regulation, administrative pronouncement, or other law of the jurisdiction providing said exemption. AT&T shall provide Supplier with documentation evidencing withholding within a reasonable period of time.

5.0	Supplier Personnel and Provision of Services

5.1	Employment and Management Matters

Personnel provided by Supplier shall be considered solely the employees of Supplier or its Subcontractors and not employees or agents of AT&T. Supplier has and shall retain the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services. Supplier and its Subcontractors are and shall be solely responsible for all matters relating to compensation and benefits for all personnel provided by Supplier. Supplier shall ensure that all persons furnished by Supplier conduct themselves in a professional manner and in accordance with all policies provided by AT&T.

5.2	Replacement of Personnel

If AT&T requests that Supplier or its Subcontractor remove any person provided by Supplier or its Subcontractor from AT&T’s account for any lawful reason, then Supplier shall immediately comply with such request. Supplier shall, at no cost to AT&T, provide a qualified replacement.

5.3	Access to AT&T Premises

a.	When appropriate, Supplier Representatives shall have reasonable access to AT&T’s or AT&T’s customers’ premises during normal business hours, and at such other times as may be agreed upon by the Parties, to enable Supplier to perform its obligations under this Agreement. Supplier shall coordinate such access with AT&T. Where required by governmental regulations, Supplier shall submit satisfactory clearance from the U.S. Department of Defense and/or other federal, state or local authorities.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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b.	Supplier shall ensure that Supplier Representatives, while on or off AT&T’s premises, (i) protect AT&T’s materials, buildings and structures, (ii) perform Services which do not interfere with AT&T’s business operations, and (iii) perform such Services with care and due regard for the safety, convenience and protection of AT&T, its employees, and its property.

c.	AT&T may require Supplier Representatives to exhibit AT&T-issued identification credentials to gain access to AT&T’s or AT&T’s customers’ premises for the performance of Services. Supplier Representatives shall also exhibit their company’s photo identification, if any. If, for any reason, any Supplier Representative is no longer performing Services, then Supplier shall immediately inform AT&T and promptly return any AT&T-issued identification credentials.

5.4	Entry on AT&T Property

To the extent Supplier enters AT&T’s premises, Supplier shall be responsible for inspecting the Services site for visually obvious unsafe conditions and taking the necessary safety precautions for protection of Supplier, its employees, and its agents and ensuring a safe place for performance of the Services.

5.5	Background Checks

To assist AT&T’s compliance with the law and its duties to protect its own employees and customers, and subject to any Laws to the contrary that limit any Supplier action otherwise required by this section, Supplier shall:

a.	make all reasonable efforts, including checking the background and verifying the personal information, to determine all information necessary to verify whether any Supplier employee, contractor or Subcontractor and any employee or agent of any Supplier contractor or Subcontractor (each, a “Supplier Person”) whom Supplier proposes to have perform any Service that permits Physical Entry or virtual or other access to AT&T’s or its customers’ systems, networks, or Information (“Access”) at any time during the term of this Agreement (provided that the terms of this Section shall not apply to Supplier Persons having escorted access to secured AT&T areas not available to the general public where such Supplier Persons will not be providing “Services”, delivering/installing “Material”, or otherwise engaged in work activities under this Agreement, e.g., does not apply to attending meetings, reviewing locations to prepare contract bids, etc.):

i.	has been convicted of any felony, or has been convicted of any misdemeanor involving violence, sexual misconduct, theft or computer crimes, fraud or financial crimes, drug distribution, or crimes involving unlawful possession or use of a dangerous weapon (“Conviction”) or is identified on any government registry as a sex offender (“Sex Offender Status”); and

ii.	in addition to the requirements of Subsection i above, perform a Drug Screen on any Supplier Person whom Supplier proposes to have access to Customer Information, Systems, or Physical Entry onto AT&T’s or its customers’ premises, and not permit any such Supplier Person presenting a positive Drug Screen to have access to Customer Information, Systems, or Physical Entry onto AT&T’s or its customers’ premises.

b.	Supplier shall comply with the obligations of Subsection a.i above by a Background Check of applicable records for those counties, states, and federal court districts in which a proposed Supplier Person has identified as having resided, worked, or attended school in the previous ten (10) years, unless a shorter period is required by any Laws.

c.	It is Supplier’s sole and exclusive responsibility to determine whether a Supplier Person’s Conviction or Sex Offender Status has a reasonable relationship to the individual’s fitness or trustworthiness to perform the Service or other work activity, subject to applicable Laws on the consideration of criminal convictions in making employment decisions. If however a Supplier Person needs to have Physical Entry onto the premises of an AT&T customer, AT&T may require additional background information about and/or drug screening for the Supplier Person, when required by applicable law or regulation, before permitting that individual to enter the customer’s premises.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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d.	Supplier represents and warrants to AT&T that, to the best of its knowledge, no Supplier Person has (i) falsified any of his or her Identification Credentials, or (ii) failed to disclose any material information in the hiring process relevant to the performance of any Service or other work activity. Any Supplier Person who has falsified such Identification Credentials or failed to disclose such information shall not have Access or perform work for AT&T under this Agreement. Supplier shall maintain records of all Background Checks and Drug Screens performed for Supplier Persons under this Agreement for a period of ten (10) years, or for such shorter period if provided by applicable law, for AT&T to verify compliance with this Section.

5.6	Material and Services Provided By Others

If any part of Supplier’s Deliverables is dependent upon material or services provided by others, then Supplier shall inspect and promptly report to AT&T any defect that renders such material or services unsuitable for Supplier’s proper performance. Supplier’s silence shall constitute approval of such material and services as fit, proper and suitable for Supplier’s performance hereunder.

5.7	Use of Subcontractors

Any use of, including any changes to the use of, a Subcontractor must be approved by AT&T in writing before commencement of the work. A Subcontractor can never be a Restricted Entity nor can personnel from a Restricted Entity be used by a Subcontractor to perform any services for AT&T. Supplier shall provide on the Effective Date, annually thereafter and upon request to AT&T a list of proposed Subcontractors including, among other things, the identity of, the location of, and a complete description of the activities to be performed by such Subcontractor. Supplier shall remain responsible for the acts or omissions of its AT&T approved Subcontractors to the same extent as if such acts or omissions were performed by Supplier. Upon AT&T’s request, Supplier shall immediately cease to use any Subcontractor to provide the Services and shall promptly provide an AT&T approved replacement Subcontractor or perform the Services itself. Supplier shall bind any Subcontractors to terms and conditions consistent with the terms of this Agreement.

5.8	Offshore Work Permitted Under Specified Conditions

a.	Supplier shall not perform any Services under this Agreement or allow such performance by any Supplier Entity at a location outside the United States (“Offshore Location”) for the purpose of providing Services under this Agreement in the United States unless AT&T consents to such Services to be performed by a Supplier Entity at such Offshore Location. In the event of such consent, the physical location where the Services are to be performed, the Services to be performed at such location, and the identity of the Supplier Entity performing such Services shall be specifically set forth in Appendix – Offshore Work. Prior to Supplier’s making any additions or deletions to the physical locations, the Services to be performed at such location, or the Supplier Entities performing Services at an Offshore Location, AT&T must consent to the proposed change and the Parties shall amend Appendix – Offshore Work accordingly. A change in the location where a Service is performed from one Offshore Location to another AT&T approved Offshore Location shall not require an amendment to Appendix – Offshore Work. The requirements of this Section shall be in addition to the Sections entitled “Assignment and Delegation,” “Material and Services Provided by Others” and “Use of Subcontractors.”

b.	AT&T shall have the right to withdraw its consent to the performance of Services at an Offshore Location by a Supplier Entity at any time in AT&T’s sole discretion if (i) there has been a breach of the terms of this Agreement with respect to an Offshore Location, (ii) there has been a violation of any laws or regulations with respect to the Services performed at such Offshore Location, or (iii) the continued performance of Services at said Offshore Location constitutes, in AT&T’s reasonable determination, a risk to AT&T’s financial or security interests or could reasonably damage AT&T’s reputation, in which event Supplier shall continue to perform such Services at a location within the United States, or at another approved Offshore Location, and the Parties shall amend Appendix – Offshore Work accordingly.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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c.	Supplier’s compliance with this Section, and all Services performed in Offshore Locations with AT&T’s consent, shall be subject to the Section entitled “Records and Audits.” Supplier shall provide, and shall ensure that all Supplier Entities provide, physical access to, AT&T, at no cost, to inspect all Offshore Locations.

d.	Supplier acknowledges that AT&T is constantly reviewing the security requirements for AT&T’s networks, systems and applications, and access to AT&T Information or Supplier Entity storage of AT&T Information. As a condition to AT&T approving this Agreement and granting Supplier Entity access to AT&T’s non-public, firewall-protected networks, systems, and applications, or granting Supplier Entity access to AT&T Information or allowing Supplier Entity to store AT&T Information, Supplier agrees that, in the event AT&T identifies a security issue involving such access or storage that requires a modification of Supplier Entity’s access or storage granted pursuant to this Agreement, Supplier will renegotiate such access or storage as necessary for AT&T to resolve the security issue. In the event that the Parties are unable to successfully renegotiate such access or storage, AT&T shall have the right to terminate this Agreement.

e.	Prior to interconnecting with, or otherwise accessing the AT&T internal company network, or doing any other work at an Offshore Location, Supplier must be in compliance with all AT&T requirements for such interconnection, access or other Services.

f.	Any Services under this Agreement performed by a Supplier Entity in an Offshore Location without AT&T’s prior consent in accordance with Subsection “a” of this Section shall be a material breach of this Agreement and, in addition to any other legal rights or remedies available to AT&T at law or in equity, AT&T may immediately terminate this Agreement without cost, liability or penalty to AT&T other than for payment for Services rendered.

g.	When AT&T has granted consent for Services to be performed in an Offshore Location, Supplier shall remain fully responsible for compliance with any applicable foreign, federal, state or local Law for such Services regardless of whether the Service is being performed by Supplier or another Supplier Entity. Nothing contained within this Agreement is intended to extend, nor does it extend, any rights or benefits to any Subcontractor, and no third party beneficiary right is intended or granted to any third party hereby.

h.	Supplier shall advise AT&T as early as possible prior to any change of Control of any of the Supplier Entities. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies by one person or entity or a group of persons or entities acting in concert; provided, however, that the legal or beneficial ownership, directly or indirectly, by persons or entities, including governmental entities, acting alone or in concert, of more than thirty percent (30%) of the voting stock for the election of directors of a party shall always be deemed Control.

i.	Supplier’s resources will be located in the United States, India, Israel, and Brazil. Supplier’s Offshore resources working will be located at the addresses listed in Appendix K.

j.	Supplier’s offshore resources can only access AT&T Systems/data while physically located in an AT&T-approved Supplier facility as stated in Appendix K or an applicable Order, and may not at any time remotely access any AT&T System or data from outside such facilities.

5.9	Affordable Care Act

For purposes of the Affordable Care Act (ACA), and in particular for purposes of Section 4980H of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, with respect to each individual provided by Supplier to work on AT&T project(s) for at least thirty (30) hours per week for at least ninety (90) days, whether consecutive or not, Supplier represents and warrants that it or one of its Subcontractors is the common law employer of such individual and shall be responsible for either providing healthcare coverage as required by ACA (to the extent applicable) or for paying any Section 4980H assessable payments that may be required for failure to provide to such individual:

i.	health care coverage, or

ii.	affordable healthcare coverage,

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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Supplier is required to maintain for a period of ten (10) years information to show compliance with the ACA notwithstanding any other provision in this Agreement to the contrary.

Alternatively, the Supplier represents and warrants that there are no individuals provided by Supplier to work on AT&T project(s) for at least thirty (30) hours per week for at least ninety (90) days, regardless of whether consecutive.

6.0	Change of Control and Investment

6.1	[**]

6.2	[**]

7.0	Intellectual Property Matters

7.1	[**]

7.2	Publicity

Supplier shall not use AT&T’s or its Affiliates’ trademarks, service marks or logos, except pursuant to a separate written agreement duly executed between the Parties. In addition, Supplier shall not, without AT&T’s express prior written consent (a) use AT&T’s or its Affiliates’ names, (b) publicly disclose this Agreement, the Deliverables being performed pursuant to this Agreement or the relationship created by this Agreement or (c) use of any language, pictures, videos, symbols, designs or other graphical representation which could in AT&T’s judgment imply AT&T or its Affiliates’ identities, or an endorsement by AT&T, its Affiliates or any of its or their employees in any communication of whatever nature. Supplier shall refer to AT&T any questions from the media or third parties regarding the Deliverables or Supplier’s relationship with AT&T and shall not discuss the Deliverables or Supplier’s relationship with AT&T with the media or third parties. Notwithstanding the foregoing, Supplier may disclose this Agreement and the terms hereof solely to the extent required pursuant to any applicable Law provided that Supplier gives AT&T notice prior to such disclosure and that Supplier takes all reasonable steps necessary to seek confidential treatment so as to minimize the disclosure.

8.0	Compliance

8.1	Compliance with Laws

Supplier shall comply with all Laws attendant upon Supplier’s performance under this Agreement and AT&T’s or its customers’ utilization of the Deliverables. Supplier shall procure all approvals, bonds, certificates, insurance, inspections, licenses, and permits that such Laws require for the performance of this Agreement. Supplier shall create and maintain any necessary records, provide any certificate, affidavit or other information or documentation requested or as otherwise required by AT&T: (a) to show compliance by Supplier and its Subcontractors with Laws, (b) to comply or otherwise establish AT&T’s compliance with Laws or (c) to allow AT&T to timely respond to any complaints, filings, or other proceedings.

8.2	AT&T Supplier Information Security Requirements (SISR)

Supplier shall comply with AT&T’s Supplier Information Security Requirements (the “SISR”) available at: http://www.attsuppliers.com/misc/ATT_SISR_Appx.pdf. Supplier further agrees to comply with the terms and conditions of the SISR, as may be changed from time-to-time by AT&T. Supplier shall cooperate fully with AT&T, including by completing checklists or similar documentation, to ensure that Customer Information, Software and/or computer systems Supplier develops, designs, supports and/or uses under this Agreement comply with the standards and requirements set forth in the SISR.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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8.3	Notice of Investigations

Supplier shall promptly notify AT&T of any of the following which is connected with any Deliverables: (a) any investigation, indictment, material lawsuit, or administrative or other proceeding, or (b) the revocation of any license, permit or other document issued to Supplier by any governmental authority.

8.4	Supplier Citizenship and Sustainability

a.	Supplier shall conduct business with an abiding respect for corporate citizenship, sustainability, and human rights (“Citizenship and Sustainability”). To the extent that Supplier has an existing Citizenship and Sustainability program, it shall be no less stringent than AT&T’s Principles of Conduct for Suppliers available at: http://www.attsuppliers.com/misc/SupplierSustainabilityPrinciples.pdf and the AT&T Human Rights in Communication Policy available at: http://www.att.com/Common/about_us/downloads/Human_Rights_Communications_Policy.pdf (“AT&T Citizenship and Sustainability Policies”). In the event that Supplier does not have a Citizenship and Sustainability program, or such program does not address all areas addressed in the AT&T Citizenship and Sustainability Policies, Supplier shall conduct its business operations in a manner consistent with the AT&T Citizenship and Sustainability Policies.

b.	Upon AT&T’s request, Supplier shall provide to AT&T such information, reports, or survey responses as AT&T deems necessary to periodically monitor Supplier’s business operations in the context of Citizenship and Sustainability. Supplier shall respond to such requests within reasonable timelines as set forth by AT&T.

8.5	Utilization of Minority, Women, and Disabled Veteran Owned Business Enterprises

a.	Supplier shall submit annual participation plans in the form set forth at http://www.attsuppliers.com no later than the Effective Date and by December 31 of each calendar year thereafter, establishing Supplier’s goals for the upcoming reporting period for participation by minority owned business enterprises (“MBE”), women owned business enterprises (“WBE”), and disabled veteran owned business enterprises (“DVBE”), with “participation” expressed as a percentage of aggregate estimated annual purchases by AT&T for the reporting period.

b.	By the tenth day following the close of each calendar month, Supplier shall, in a format and manner acceptable to AT&T, report actual results of its efforts to meet the goals set forth in the applicable participation plan during the preceding calendar month. When reporting results, shall count only expenditures with entities that are certified as MBE, WBE, or DVBE firms by third party certifying agencies recognized by AT&T, as listed on http://www.attsuppliers.com.

8.6	Quality Assurance – ISO 9001

a.	Quality. Supplier shall ensure an ongoing commitment to quality in the Deliverables furnished under this Agreement. Supplier shall be certified to ISO 9001 Quality Management System (QMS) and shall ensure all Subcontractors that provide a portion of the Deliverables are certified to ISO 9001 QMS. Upon AT&T’s request Supplier shall provide to AT&T:

i.	evidence of its and/or its Subcontractors’ certification to ISO 9001 QMS;

ii.	a copy of Supplier’s and each of its Subcontractors’ quality manuals; and

iii.	a copy of Supplier’s and each of its Subcontractors’ quality audit plans, audit schedules and most current audit results.

b.	Testing. Supplier shall perform or cause to be performed testing sufficient to ensure the Deliverables perform in accordance with the Specifications. If testing indicates any of the Deliverables does not conform to the Specifications, then Supplier shall promptly notify AT&T, in writing, of such non-conformance before shipment or provision of the Deliverables. AT&T will advise Supplier whether Supplier should Deliver the non-conforming Deliverables. In the event AT&T instructs Supplier to Deliver non-conforming Deliverables, Supplier shall not be relieved of any of its obligations hereunder, including warranty obligations. AT&T’s receipt of any such non-conforming Deliverables shall not constitute a waiver of any of AT&T’s rights, warranties, or remedies under this Agreement or elsewhere.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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c.	Supplier Performance Management Program and Satisfaction Survey.

i.	Upon AT&T’s request, Supplier shall participate in an AT&T supplier performance management program and/or satisfaction survey (“Survey”); and

ii.	Supplier shall meet or exceed the quality performance requirements in the Survey categories applicable to Supplier. If the Survey reveals areas needing improvement, Supplier shall provide AT&T a plan addressing such areas within thirty (30) days after Supplier’s receipt of the Survey results.

d.	Supplier Performance Scorecards. At AT&T’s request Supplier shall:

i.	collect data relating to Supplier’s performance on a schedule established by AT&T;

ii.	enter the data in AT&T’s supplier portal (website) available at: http://www.attsuppliers.com/ (subject to change) in a format designated by AT&T; and

iii.	cooperate fully with AT&T’s supplier performance management team to coordinate Supplier’s activities as related to the scorecards, which may include participation in feedback sessions, audits and issue resolution.

8.7	Business Continuity Plan

Supplier shall maintain and upon AT&T’s request, promptly furnish to AT&T Supplier’s Business Continuity Plan that complies with the requirements set forth in Appendix – Business Continuity Plan Requirements (BCPR) available at http://attsuppliers.com/downloads/Business-Continuity-Plan-Requirements-BCPR.pdf, and incorporated herein by reference, which may be changed from time to time by AT&T.

8.8	AT&T Derived Information

a.	Definitions.

i.	“AT&T Data Assets” means the following:

1.	Customer Information,

2.	AT&T employee personal, health or financial information to the extent received or collected by or on behalf of Supplier in connection with this Agreement, and

3.	Data in any form from AT&T’s network, hardware and/or software components that, in connection with this Agreement, was either:

A.	collected by Supplier or on Supplier’s behalf; or

B.	received or stored by Supplier or on Supplier’s behalf.

The term “AT&T Data Assets” does not include any data that came to be in the possession or control of Supplier by a lawful manner that was unrelated to this Agreement and independent of Supplier’s relationship with AT&T, even if such data is otherwise identical to AT&T Data Assets and even if the source of such data was an AT&T customer; provided, however, that nothing herein in any way alters or dilutes the Parties’ obligations to otherwise comply with the relevant provisions of this Agreement including the provisions relating to AT&T Data Assets and Customer Information.

ii.	“AT&T Derived Information” means any information, whether anonymous or not, resulting from processing AT&T Data Assets – either alone or in combination with other data - by or on behalf of Supplier. As used herein, “processing” includes, without limitation, aggregation, de-identification, enhancement (e.g., joining with other data sets), reformatting, manipulation, modification, analysis, translation, condensation, compilation, analysis and evaluation.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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b.	Rights and Obligations.

i.	AT&T Derived Information

1.	Prohibitions. Supplier is prohibited from causing (on its own or via a third party) the following (collectively referred to as “Prohibitions”):

A.	the creation or use of any AT&T Derived Information and

B.	with regard to AT&T Derived Information, any act or omission that would violate this Agreement’s restrictions on Supplier’s use of Information.

2.	Notice. Supplier shall promptly notify AT&T if Supplier reasonably believes that any of the Prohibitions in this subsection may have been violated.

3.	Rights. Supplier hereby assigns to AT&T all right, title and interest it may have in such AT&T Derived Information. Further, upon AT&T’s request, Supplier shall promptly provide all or any requested portion of such AT&T Derived Information and provide written certification within fifteen (15) business days to AT&T that such AT&T Derived Information has been returned. AT&T is not transferring or granting to Supplier any right, title, or interest in or to (or granting to Supplier any license or other permissions in or to) any or all AT&T Derived Information, including any right by Supplier to use the AT&T Derived Information.

4.	Destruction. Upon request by AT&T, Supplier shall destroy AT&T Derived Information and cease use thereof, including any copies in Supplier’s possession or under Supplier’s control within ten (10) business days. Promptly thereafter, Supplier shall deliver to AT&T written certification of such destruction and cessation signed by an authorized representative of Supplier.

ii.	AT&T Data Assets - Savings Clause. With regard to the types of data within the definition of AT&T Data Assets, this section is intended to supplement, but not to amend or alter, the other applicable provisions of this Agreement (e.g., provisions related to AT&T Information, Customer Information, SISR, Restricted Activities, etc.).

c.	Applicability. The provisions of this Section shall apply to all AT&T Data Assets and AT&T Derived Information, regardless of whether such data and information was first received, collected, or created by Supplier before, on, or after the Effective Date of this Agreement.

9.0	Warranties

9.1	Warranties Subject to Warranty Period

For the duration of the Warranty Period:

a.	Supplier warrants (i) that Deliverables are new, merchantable, free from defects in design, material and workmanship, and fit and sufficient for the purposes intended by AT&T, and (ii) that Deliverables furnished hereunder shall strictly conform to and perform in accordance with applicable Specifications, drawings, models, samples and industry standards.

b.	Supplier warrants that Services provided hereunder are performed in a first-class, professional manner, in strict compliance with the Specifications, and with the care, skill and diligence, and in accordance with industry standards.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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c.	If the Parties have identified a System on which Software operates, then Supplier warrants that such Software shall perform on and be compatible with such System and operate satisfactorily in the System environment.

9.2	Warranties Not Subject to Warranty Period

a.	Supplier represents and warrants that there are no actions, suits, or proceedings, pending or threatened, which will have a material adverse effect on Supplier’s ability to fulfill its obligations under this Agreement.

b.	Supplier represents and warrants that no consent, approval or withholding of objection is required from any entity, including any governmental authority, with respect to the entering into or the performance of this Agreement or any Order.

c.	Supplier represents and warrants that (i) Deliverables shall be free from all Liens at the time of Delivery and (ii) Supplier conveys good title to Material sold. In addition, if Material comes subject to one or more warranties provided by third party manufacturers or vendors to Supplier (“OEM warranties”), then Supplier warrants that it has the authority to assign, and hereby assigns, such OEM warranties to AT&T.

d.	Supplier represents and warrants that the Deliverables shall not infringe any patent, copyright, trademark, trade secret or other intellectual property right. Moreover, as of the Effective Date, no third party claim has been alleged against Supplier that any of the Deliverables provided hereunder infringes upon such third party’s intellectual property rights.

e.	Supplier represents and warrants that Supplier has all necessary skills, rights, financial resources, and authority to enter into this Agreement and related Orders, including the authority to provide or license the Deliverables if Supplier does not solely own all intellectual property rights in such Deliverables.

f.	Supplier represents and warrants that the Deliverables provided to AT&T hereunder will not contain (i) any vulnerability, including any condition in the instructions of the Software, whether consistent with its Specifications or not, that renders any System susceptible to unauthorized access and use, or (ii) any harmful code, including computer viruses, worms, trap doors, time bombs, undocumented passwords, disabling code (which renders Deliverables unusable until a patch or new password is provided), or any similar mechanism or device; provided that enabling keys provided by Supplier to ensure conformance to product licensing restrictions shall be permitted so long as these enabling keys do not interfere with the proper use of the Deliverables at any time after initial installation.

g.	Supplier represents and warrants that it or its Subcontractors will provide any notice required under the Defend Trade Secrets Act of 2016, 18 USC §1833(b)(3), to each individual used or provided by Supplier or its Subcontractors to work on AT&T projects.

h.	Supplier represents and warrants that it has all governmental franchises, permits, licenses, and any similar authority necessary or required under any Law (including any applicable export control Laws), regulation, rule or ordinance, for its performance under this Agreement, including, without limitation, for the delivery of the RADCOM Software and the deposits into escrow, including the Deposit Materials under the terms and conditions of this Agreement which, for the avoidance of doubt, includes the Protective Provisions and their release in accordance with the terms and conditions thereof.

9.3	Other Warranties; Warranty Survival

a.	EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS, CONDITIONS OR WARRANTIES TO THE OTHER PARTY, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. .

b.	Supplier will immediately notify AT&T if, during the term of this Agreement, Supplier becomes aware of any action, suit, or proceeding, pending or threatened, which may have a material adverse effect on Supplier’s ability to fulfill the obligations under this Agreement or any Order.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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9.4	Material and Services Warranty Claims Procedure

If following receipt of notice from AT&T alleging a breach of any warranty with respect to any Deliverable Supplier fails, within a reasonable period of time, to repair or replace the Material or reperform the Services to correct the breach of warranty, then Supplier shall, at AT&T’s option, either (a) repair or replace the Material or reperform the Services to correct the breach of warranty at no cost to AT&T or (b) credit AT&T with a commercially reasonable reduction in the price of such Deliverable. Supplier shall bear all transportation costs and risk of loss and damage in transit with respect to all Material transported in connection with this Section, and all repaired and replacement Material is warranted as provided herein. If AT&T elects to have Supplier repair or replace the Material or reperform the Services so as to correct the breach of warranty, and Supplier fails to do so, then, in addition to any other applicable remedies, AT&T may itself repair the Material or correct the Services, or engage a third party to do so, in either case at Supplier’s expense.

9.5	FOSS

a.	For purposes of this Section, “FOSS” means any and all freeware, open source software or shareware used or included in, or combined by or on behalf of Supplier with, the Deliverables or otherwise provided by or on behalf of Supplier under this Agreement; and a “FOSS Disclosure” means a complete, current, and accurate listing of all FOSS, which identifies for each FOSS component: (i) the component name; (ii) its version or release number; (iii) its web site URL of origin; (iv) the applicable software license and its version number; (v) the URL where Supplier identifies or sets forth the applicable software license; (vi) a brief (e.g., one-line) description of the purpose of the component; and (vii) how the component is linked within the Deliverables or as otherwise provided. A FOSS Disclosure may be provided in the form of a web site made accessible to AT&T where Supplier posts the foregoing information.

b.	Upon AT&T’s request Supplier shall promptly, but in any event within thirty (30) days of such request, furnish to AT&T a FOSS Disclosure that is complete, current and accurate when furnished. Neither response nor non-response by AT&T concerning the receipt or non-receipt of any FOSS Disclosure or any reference to FOSS in the Agreement shall be deemed as acceptance, approval or acquiescence by AT&T that Supplier’s use of the FOSS complies with the legal requirements of applicable FOSS license(s), or is suitable for the intent and purposes furnished hereunder. After receiving any FOSS Disclosure, AT&T may, upon written notice to Supplier, ask Supplier to use alternate FOSS (or other alternate software), if reasonably warranted to avert a risk that the rights of AT&T or its third-party suppliers in any proprietary software may be compromised. In that event, if Supplier cannot or will not use such alternate FOSS, then AT&T may immediately terminate the applicable Order(s), in whole or in part, and/or relevant purchase or funding commitments under this Agreement, without further cost, expense or liability to AT&T.

c.	Supplier represents and warrants to AT&T: (i) that Supplier has satisfied all its obligations to any third parties with respect to all FOSS and the applicable FOSS licenses (including, for example, any obligation to make publicly available the FOSS source code for modifications to such FOSS); (ii) that the FOSS, in the form provided to AT&T, is suitable for the intent and purposes furnished hereunder; (iii) that use of the FOSS in such form for such intent and purposes in no manner creates any added obligation on the part of AT&T (including, for example, the payment of any additional monies), or diminishes, conditions or eliminates any of the rights, title, or interest that Supplier grants AT&T in or to any Deliverables or that Supplier may otherwise provide AT&T under this Agreement; and (iv) that use of the FOSS in such form for such intent and purposes, including, but not limited to, AT&T’s use or combination of the FOSS, in the form provided to AT&T, with any proprietary software of AT&T or AT&T’s third-party suppliers, does not subject AT&T to any obligation of disclosure or distribution to any third party or to the public of any such proprietary software, or otherwise make such proprietary software subject to the terms of any FOSS license or impair AT&T’s or its third-party suppliers’ rights, title, or interest in or to such proprietary software.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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d.	In the event that AT&T notifies Supplier or Supplier becomes aware of Supplier’s noncompliance with any FOSS license term, then in either case, Supplier shall use all reasonable efforts promptly to cure such noncompliance so as to eliminate risks of public disclosure of proprietary software and prevent disruption of any AT&T business activity. Supplier shall promptly notify AT&T of all actions taken by Supplier to cure such noncompliance.

10.0	Confidentiality

10.1	Information

a.	In connection with this Agreement or an Order, including Supplier’s performance of its obligations hereunder and AT&T’s receipt of Material or Services, either Party may find it beneficial to disclose to the other Party (which disclosure may include permitting or enabling the other Party’s access to) certain of its Information. For the purpose of this Section, AT&T’s disclosure of Information to Supplier includes any Information that Supplier creates, obtains, generates, observes, collects, harvests, handles, stores, or accesses, in any way, in connection with this Agreement or an Order. Information (in the case of AT&T, other than Customer Information) of a disclosing Party shall be deemed to be confidential or proprietary only if it is clearly marked or otherwise identified by the disclosing Party as being confidential or proprietary, provided that if it is orally or visually disclosed (including Information conveyed via email, text, voice message or similar medium), then the disclosing Party shall designate it as confidential or proprietary at the time of such disclosure. Notwithstanding the foregoing, a disclosing Party shall not have any such obligation to so mark or identify, or to so designate, Information that the disclosing Party discloses to or is otherwise obtained by the other Party’s employees, contractors, or representatives (1) who are located on the disclosing Party’s premises, (2) who access the disclosing Party’s systems, customers, operations, infrastructure, network or facilities, or (3) who otherwise obtain AT&T Information in connection with this Agreement; any such Information so disclosed shall automatically be deemed to be confidential and proprietary. Additionally, the failure to mark or designate information as being confidential or proprietary shall not waive the confidentiality where it is reasonably obvious, under the circumstances surrounding disclosure, that the Information is confidential or proprietary; any such Information so disclosed or obtained shall automatically be deemed to be confidential and proprietary. For greater certainty, Information provided by either Party to the other Party (or in the case of AT&T, Customer Information possessed by Supplier) prior to the Effective Date of this Agreement in connection with the subject matter hereof, including any such Information provided under or protected by a separate non-disclosure agreement (howsoever denominated) is also subject to the terms of this Agreement. Neither Party shall disclose Information under this Agreement that includes, in any form, any of the following: customer or employee personal information, credit card and credit related information, health or financial information, and/or authentication credentials.

b.	With respect to the Information of the disclosing Party, the receiving Party shall: (i) hold all such Information in confidence with the same degree of care with which it protects its own confidential or proprietary Information, but with no less than reasonably prudent care, (ii) restrict disclosure of such Information solely to its employees, contractors, and agents (and, in the case of AT&T, also to its Affiliates’ employees, contractors, and agents) with a need to know such Information, advise such persons of their confidentiality obligations with respect thereto, and ensure that such persons are bound by obligations of confidentiality reasonably comparable to those imposed in this Agreement, (iii) use such Information only as needed to perform its obligations (and, if AT&T is the receiving Party, to receive the benefits of the Deliverables provided) under this Agreement, (iv) except as necessary under the immediately preceding Subpart (iii), not sell, assign, lease, license, copy, distribute, or otherwise use or commercially exploit any such Information or allow anyone else to sell, assign, lease, license, copy, distribute, or otherwise use or commercially exploit such Information, and ensure that any and all copies bear the same notices or legends, if any, as the originals, and (v) upon the disclosing Party’s request, promptly return, or destroy all or any requested portion of the Information to the extent still retained by or on behalf of the receiving Party, and provide written certification within fifteen (15) business days to the disclosing Party that such Information has been returned or destroyed, provided that with respect to archival or back-up copies of Information that reside on the receiving Party’s systems, the receiving Party shall be deemed to have complied with its obligations under this Subpart (v) if it makes reasonable efforts to expunge from such systems, or to permanently render irretrievable, such copies.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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c.	Except for Customer Information, neither Party shall have any obligation to the other Party with respect to Information which: (i) at the time of disclosure was already known to the receiving Party free of any obligation to keep it confidential (as evidenced by the receiving Party’s written records prepared prior to such disclosure), (ii) is or becomes publicly known through no wrongful act of the receiving Party (such obligations ceasing at the time such Information becomes publicly known), (iii) is lawfully received from a third party, free of any obligation to keep it confidential, (iv) is independently developed by the receiving Party or a third party, as evidenced by the receiving Party’s written records, and where such development occurred without any direct or indirect use of or access to the Information received from the disclosing Party, or (v) the disclosing Party consents in writing to be free of restriction.

d.	If a receiving Party is required to provide Information of a disclosing Party to any court or government agency pursuant to a written court order, subpoena, regulatory demand, request under the National Labor Relations Act (an “NLRA Request”), or process of law, then the receiving Party must, unless prohibited by applicable law, first provide the disclosing Party with prompt notice of such requirement and reasonable cooperation to the disclosing Party should it seek protective arrangements for the production of such Information. The receiving Party shall (i) take reasonable steps to limit any such provision of Information to the specific Information required by such court or agency, and (ii) continue to otherwise protect all Information disclosed in response to such order, subpoena, regulation, NLRA Request, or process of law.

e.	A receiving Party’s obligations with respect to any particular Information of a disclosing Party shall remain in effect, including after the expiration or termination of this Agreement, until such time as it qualifies under one of the exceptions set forth in Subsection (c) above. Notwithstanding anything to the contrary herein, Customer Information shall remain confidential indefinitely and shall never be disclosed or used without the prior written approval of an authorized representative of AT&T.

f.	Notwithstanding anything to the contrary in this Agreement (including in this Section), Supplier information related to installation, operation, repair, or maintenance shall not be considered confidential or proprietary, and AT&T may disclose any such information for purposes of installing, operating, repairing, replacing, removing, and maintaining the Material.

10.2	Customer Information

a.	As between Supplier and AT&T, title to all Customer Information and customer proprietary network information (“CPNI”) (as that term is defined in Section 222 of the Communications Act of 1934, 47 U.S.C. §222 (as amended, “Section 222”)) shall be in AT&T. Except as otherwise provided herein, no license or rights to any Customer Information are granted to Supplier hereunder.

b.	Supplier acknowledges that Customer Information received may be subject to certain privacy laws and regulations and requirements, including requirements of AT&T. Supplier shall consider Customer Information to be private, sensitive and confidential. Accordingly, with respect to Customer Information, Supplier shall comply with all applicable privacy laws and regulations and requirements, including the CPNI restrictions contained in Section 222. Accordingly, Supplier shall:

i.	not use any CPNI to market or otherwise sell products to AT&T’s customers, except to the extent necessary for the performance of Services for AT&T or as otherwise approved or authorized by AT&T in this Agreement or in writing;

ii.	make no disclosure of Customer Information to any party other than AT&T, except to the extent necessary for the performance of Services for AT&T or except such disclosure required under force of law; provided that Supplier shall provide AT&T with notice immediately upon receipt of any legal request or demand by a judicial, regulatory or other authority or third party to disclose or produce Customer Information; Supplier shall furnish only that portion of the Customer Information that it is legally required to furnish and shall provide reasonable cooperation to AT&T should AT&T exercise efforts to obtain a protective order or other confidential treatment with respect to such Customer Information;

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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iii.	not incorporate any Customer Information into any database other than in a database maintained exclusively for the storage of AT&T’s Customer Information;

iv.	not incorporate any data from any of Supplier’s other customers, including Affiliates of AT&T, into AT&T’s customer database;

v.	make no use whatsoever of any Customer Information for any purpose except to comply with the terms of this Agreement;

vi.	make no sale, license or lease of Customer Information to any other party;

vii.	restrict access to Customer Information to only those employees of Supplier that require access to perform Services under this Agreement;

viii.	prohibit and restrict access or use of Customer Information by any of Supplier’s other customers, Supplier’s Affiliates, or third parties except as may be agreed otherwise by AT&T;

ix.	promptly return all Customer Information to AT&T upon expiration or termination of this Agreement or applicable schedule or Order, unless expressly agreed or instructed otherwise by AT&T; and

x.	immediately notify AT&T upon Supplier’s awareness of (1) any breach of the above-referenced provisions, (2) any disclosure (inadvertent or otherwise) of Customer Information to any third party not expressly permitted herein to receive or have access to such Customer Information, or (3) a breach of, or other security incident involving, Supplier’s systems or network that could cause or permit access to Customer Information inconsistent with the above-referenced provisions, and such notice shall include the details of the breach, disclosure or security incident. Supplier shall fully cooperate with AT&T in determining, as may be necessary or appropriate, actions that need to be taken including the full scope of the breach, disclosure or security incident, corrective steps to be taken by Supplier, the nature and content of any customer notifications, law enforcement involvement, or news/press/media contact etc., and Supplier shall not communicate directly with any AT&T customer without AT&T’s consent, which such consent shall not be unreasonably withheld.

11.0	Limitation of Damages, Indemnities, and Insurance

11.1	Limitation of Damages

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST REVENUE, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Additionally, except as provided below, the total aggregate liability of a Party to the other Party under or in connection with this Agreement, regardless of the form of the action of the theory of recovery, shall not exceed two times the fees paid or payable under this Agreement.

The limitations of liability set forth in this Section 11.1 shall not apply with respect to: (i) Losses occasioned by the fraud or willful misconduct of a Party; (ii) amounts paid with respect to third party claims that are the subject of indemnification under this Agreement; (iii) Losses occasioned by the wrongful termination of this Agreement; or (iv) Losses occasioned by any breach of a Party’s obligations under Article 10.0.

11.2	Indemnity

a.	Except for Covered Losses which are provided for in the Section entitled “Infringement,” Supplier shall indemnify, hold harmless, and defend AT&T and its Affiliates, as well as their respective officers, directors, employees, agents, distributors and customers, individually or collectively, as the case may be, in accordance with this Section, against any Loss with respect to any third-party claim (including any claim by a government or quasi-government entity) or regulatory proceeding to the extent such Loss arises from, or in connection with, or results from: (i) Supplier’s acts or omissions with respect to this Agreement, (ii) Employment Claims; or (iii) Supplier’s gross negligence or willful misconduct. Supplier’s duty to indemnify, hold harmless, and defend against Loss shall be proportionately reduced to exclude that portion of any Loss that may be caused or alleged to be caused in part by the negligence of AT&T and other persons indemnified under this Agreement.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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b.	AT&T shall indemnify, hold harmless, and defend Supplier and its Affiliates, as well as their respective officers, directors, employees, agents, distributors and customers, individually or collectively, as the case may be, in accordance with this Section, against any Loss with respect to any third-party claims or regulatory proceedings asserted or commenced against any of them to the extent such claim or proceeding arises from, or in connection with, or results from (i) AT&T’s material breach of its obligations with respect to Supplier’s Intellectual Property Rights and in particular any licenses granted by Supplier pursuant to this Agreement; or (ii) AT&T’s gross negligence or willful misconduct.

c.	A Party seeking indemnification (the “Indemnified Party”) under this Section shall notify the other Party (the “Indemnifying Party”) promptly of any Loss but such notice shall not be a precondition of the Indemnifying Party’s obligations under this Section, and any delay in such notice shall not relieve the Indemnifying Party of its obligations under this Section, except if and only to the extent that the Indemnifying Party can show that such delay actually and materially prejudiced the Indemnifying Party. The Parties shall promptly review information pertinent to the claim to determine which Party will more likely be the Indemnifying Party with respect to such claim.

d.	Defense of Indemnified Claims. The Indemnifying Party shall assume, at its expense, the sole defense of the claim through counsel that it selects and shall keep the Indemnified Party fully informed as to the progress of such defense. If the Parties are unable to agree upon the proper Party to defend such claim, each shall retain its own counsel, in which case the responsibility for all reasonable fees, costs, and expenses incurred by each Party in such defense shall be determined in accordance with the indemnification provisions in the Agreement. Upon reasonable request of the Indemnifying Party and at the Indemnifying Party’s expense, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of the claim. At the Indemnified Party’s option and expense, the Indemnified Party may retain or use separate counsel to represent it, including in-house counsel. The Indemnifying Party shall maintain control of the defense, except that if the settlement of a claim would adversely affect the Indemnified Party, the Indemnifying Party may settle the claim as to the Indemnified Party only with the Indemnified Party’s consent, which consent shall not be withheld or delayed unreasonably. The Indemnifying Party shall pay the full amount of any judgment, award or settlement with respect to the claim and all other expenses related to the resolution of the claim, including costs, interest and reasonable attorneys’ fees, subject to reimbursement by the Indemnified Party for such amounts to the extent the Indemnified Party is responsible for them in accordance with the indemnification provisions in Subsections (a) and (b) above, as applicable. If one Party is required to take any action to enforce its indemnity rights under this Agreement, or to assume the defense of any claim for which it is entitled to receive an indemnity under this Agreement because of the other Party’s failure to promptly assume such defense, then that Party may also recover from the other Party any reasonable attorneys’ fees (including cost of in-house counsel at market rates for attorneys of similar experience) and other costs of enforcing its indemnity rights or assuming such defense. Each Party agrees to take appropriate, reasonable actions to reduce or limit the amount of any damages relating to claims subject to the Parties’ respective indemnity obligations under this Agreement. Supplier waives any immunity from indemnification that Supplier may hold, by virtue of Supplier’s compliance with its Workers’ compensation obligations in any jurisdiction, even if such immunity arises under the constitution or statutes of such jurisdiction (such as, for example, Section 35, Article II, of the Ohio Constitution and Sections 4123.74 and 4123.741 of the Ohio Revised Code).

11.3	Infringement

a.	Definitions. For purposes of this Section:

i.	“Indemnified Parties” shall mean AT&T and its Affiliates, as well as their respective agents, distributors, and customers, individually or collectively, as the case may be.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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ii.	“Loss” shall mean any liability, loss, claim, demand, suit, cause of action, settlement payment, cost, expense, interest, award, judgment, damages (including punitive and exemplary damages and increased damages for willful infringement), liens, fines, fees, penalties, and Litigation Expense.

iii.	“Litigation Expense” means any court filing fee, court cost, arbitration fee, and each other reasonable fee and cost of investigating or defending an indemnified claim or asserting any claim for indemnification or defense under this Agreement, including reasonable attorneys’ fees and other professionals’ fees, and disbursements.

iv.	“Provided Elements” shall mean any products, hardware, software, interfaces, systems, content, services, processes, methods, documents, materials, data or information, Deposit Materials or any functionality therein, provided to any Indemnified Party by or on behalf of Supplier (including by any of Supplier’s sub-suppliers or distributors) pursuant to this Agreement (including under any order, statement of work, exhibit, or other document under, subordinate to, or referencing this Agreement).

b.	Obligations.

i.	Supplier shall indemnify, hold harmless, and defend (which shall include cooperating with AT&T as set forth below in the defense of) the Indemnified Parties against any Loss resulting from, arising out of or relating to any allegation, threat, demand, claim or lawsuit brought by any third party (“Covered Claim”), regardless of whether such Covered Claim is meritorious, of:

1.	infringement (including direct, contributory and induced infringement) of any patent, copyright, trademark, service mark, or other Intellectual Property Right in connection with the Provided Elements, including any Covered Claim of infringement based on:

A.	making, repair, receipt, use, importing, sale or disposal (and offers to do any of the foregoing) of Provided Elements (or having others do any of the foregoing, in whole or in part, on behalf of or at the direction of the Indemnified Parties), or

B.	use of Provided Elements in combination with products, hardware, software, interfaces, systems, content, services, processes, methods, documents, materials, data or information not furnished by Supplier, including use in the form of the making, having made or using of an apparatus or system, or the making or practicing of a process or method unless the function performed by the Provided Elements in such combination is of a type that is neither normal nor reasonably anticipated for such Provided Elements (a “Combination Claim”);

2.	misappropriation of any trade secret, proprietary or non-public information in connection with the Provided Elements;

any and all such Loss referenced in this Subsection (b)(i) being hereinafter referred to as a “Covered Loss.”

ii.	Insofar as Supplier’s obligations under Subsection (b)(i) result from, arise out of, or relate to a Covered Claim that is a Combination Claim, Supplier shall be liable to pay only its Proportionate Share of the Covered Loss associated with such Combination Claim. The “Proportionate Share” payable by Supplier shall be a portion of the Covered Loss determined, not at AT&T’s sole discretion, but rather on an objectively fair and equitable basis (taking into account the relevant facts and circumstances and using the same standards that would be applied by a court or other neutral adjudicator under applicable law) to be attributable to Supplier based on the relative materiality of the role played by the applicable Provided Elements in the Combination Claim. If Supplier believes AT&T’s assessment of Supplier’s Proportionate Share is not fair and equitable, then Supplier’s Proportionate Share shall be determined, insofar as possible, through good faith negotiation between the Parties; provided, however, that a failure of the Parties to agree on Supplier’s Proportionate Share shall not relieve Supplier of its obligations to pay its Proportionate Share under this Section. Supplier shall make payments in satisfaction of its Proportionate Share obligation whenever such payments become due. In no event shall Supplier be liable, with regard to a Combination Claim, for more than its Proportionate Share.

iii.	AT&T shall have sole control over the defense of (1) any Combination Claim and (2) any other Covered Claim that involves Supplier and one or more other suppliers of AT&T or its Affiliates ((1) and (2) being hereinafter referred to separately and collectively as a “Compound Claim”). Supplier shall cooperate in every reasonable way with AT&T to facilitate the defense and may, at its option and at its own expense, participate with AT&T in the defense with counsel of its own choosing. Where AT&T controls the defense under this Subsection (b)(iii), AT&T shall make good faith efforts to enter into a reasonable joint defense or common interest agreement with Supplier. AT&T shall not settle any Compound Claim in a manner that make any admission on behalf of RADCOM without RADCOM’s prior approval, which shall not be unreasonably withheld or delayed.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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iv.	Insofar as Supplier’s obligations under Subsection (b)(i) result from, arise out of, or relate to other than a Compound Claim, Supplier may control the defense of the Covered Claim provided that, promptly upon any of the Indemnified Parties’ giving Supplier written notice of the Covered Claim, Supplier delivers to AT&T a written, properly executed, unconditional, irrevocable, and binding promise to fully indemnify and hold harmless the Indemnified Parties from and against all Losses related to the Covered Claim as provided under this Section. In the event that Supplier controls the defense of the Covered Claim, Supplier shall retain as its lead counsel, subject to AT&T’s approval, one or more competent attorneys from a nationally recognized law firm who have significant experience in litigating intellectual property claims of the type at issue, and the Indemnified Parties may, at their option and expense, participate with Supplier in the defense of such Covered Claim.

v.	AT&T shall notify Supplier promptly of any Covered Claim; provided, however, that any delay in such notice shall not relieve Supplier of its obligations under this Section, except insofar as Supplier can show that such delay actually and materially prejudiced Supplier.

vi.	In no event shall Supplier settle, without AT&T’s prior written consent, any Covered Claim, in whole or in part, in a manner that would require any Indemnified Party to discontinue or materially modify its products or services (or offerings thereof). In no event shall Supplier enter into any agreement related to any Covered Claim or to the Intellectual Property Rights asserted therein that discharges or mitigates Supplier’s liability to the third-party claimant but fails to fully discharge all of AT&T’s liabilities as to the Covered Loss.

c.	Continued Use of Provided Elements Upon Injunction. Without in any manner limiting the foregoing indemnification, if, as a result of a Covered Claim, (i) Indemnified Parties’ rights under this Agreement are restricted or diminished, or (ii) an injunction, exclusion order, or other order from a court, arbitrator or other competent tribunal or governmental authority preventing or restricting the Indemnified Parties’ use or enjoyment of the Provided Elements (“Adverse Judicial Order”) is issued or imminent, then, in addition to its other obligations set forth in this Section, Supplier, in any case at its sole expense (or, in the case of a Combination Claim, at its fairly and equitably apportioned expense) and at no loss, cost or damage to the Indemnified Parties or their customers, shall use commercially reasonable efforts to obtain for the Indemnified Parties the right to continue using or conducting other activities with respect to the Provided Elements (or, in the case of a Combination Claim, shall use commercially reasonable efforts, in cooperation as reasonably needed with other interested parties, to obtain for the Indemnified Parties the right to continue using or conducting other activities with respect to the Provided Elements in the combination at issue); provided that if Supplier is unable to obtain such right, then Supplier shall, after consulting with and obtaining the written approval of the Indemnified Parties, provide modified or replacement non-infringing Provided Elements that are (or, in the case of a Combination Claim, shall use commercially reasonable efforts, in cooperation as reasonably needed with other interested parties, to provide a modified or replacement non-infringing combination, with the Provided Elements being modified or replaced as needed therein, that is) equally suitable and functionally equivalent while retaining the quality of the original Provided Elements and complying fully with all the representations and warranties set forth in this Agreement; provided further that if Supplier is unable in this way to provide such modified or replacement non-infringing Provided Elements, then AT&T shall have the right, at its option and without prejudice to any other rights or remedies that AT&T has in contract, law or equity: (1) to terminate this Agreement or relevant purchase or funding commitments hereunder, and/or (2) to require Supplier, as applicable, to remove, accept return of, or discontinue the provision of the Provided Elements, to refund to AT&T the purchase price thereof or other monies paid therefor (subject, in the case of Provided Elements other than services, to reduction based on the amount of depreciation or amortization over the useful life of the Provided Elements at issue), and to reimburse AT&T for any and all reasonable out-of-pocket expenses of removing, returning, or discontinuing such Provided Elements.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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d.	Elimination of Charges. After AT&T ceases, as a result of actual or claimed infringement or misappropriation, to exercise the rights granted under this Agreement with respect to the Provided Elements, AT&T has no obligation to pay Supplier any charges that would otherwise be due under this Agreement for such rights.

e.	Exceptions. Supplier shall have no liability or obligation to any of the Indemnified Parties for that portion of a Covered Loss which is based on (and only to the extent such portion is based on):

i.	use of the Provided Elements by the Indemnified Parties in a manner that constitutes a material breach of this Agreement (including use of the Materials in a manner that violates any licenses granted under this Agreement); or

ii.	an unauthorized modification of the Provided Elements by an Indemnified Party; oran Indemnified Party’s deliberate continued use of the Provided Elements in their unchanged, unmodified form after the Likely Implementation Date after Supplier has promptly consulted with such Indemnified Party as to Supplier-provided modifications or changes in the Provided Elements (e.g., a new version of the Software) required to avoid such Covered Claim and offered to implement those modifications or changes at Supplier’s sole expense if (i) such Covered Claim would have been avoided by such implementation of such modifications or changes, and (ii) the modified or changed Provided Elements were functionally equivalent while retaining the quality of the original Provided Elements and complying fully with all representations and warranties set forth in this Agreement (the “Likely Implementation Date” being the first date by which all such Supplier-provided modifications or changes could reasonably have been fully and successfully implemented without causing any material business disruption to the Indemnified Party); or

iii.	Supplier’s contractually required conformance to the Indemnified Party’s written specifications, unless any one or more of the following is true:

1.	there was a technically feasible non-infringing means of complying with those specifications; or

2.	the relevant specifications are designed to bring the Provided Elements into compliance with, or have the Provided Elements conform to, an industry standard promulgated by a generally recognized industry standards-setting body (e.g., IEEE, ITU, 3GPP, ETSI, W3C, etc.); or

3.	the Provided Elements are or have been provided by or on behalf of Supplier to any third party at any time; or

4.	the Provided Elements are or have been available on the open market (i.e., provided or offered for general availability to all interested customers by a third party other than the third party who brought the Covered Claim against the Indemnified Parties) at any time; or

5.	the relevant specifications for the Provided Elements are of Supplier’s (or one or more of its sub-suppliers’) origin, design, or selection.

f.	OTHER LIMITATIONS OF LIABILITY NOT APPLICABLE. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY (AND WHETHER OR NOT SUCH A PROVISION CONTAINS LANGUAGE TO THE EFFECT THAT THE PROVISION TAKES PRECEDENCE OVER OTHER PROVISIONS CONTRARY TO IT), WHETHER EXPRESS OR IMPLIED, NONE OF THE LIMITATIONS OF LIABILITY (INCLUDING ANY LIMITATIONS REGARDING TYPES OF OR AMOUNTS OF DAMAGES OR LIABILITIES) CONTAINED ANYWHERE IN THIS AGREEMENT WILL APPLY TO SUPPLIER’S OBLIGATIONS UNDER THIS SECTION.

g.	NO AT&T OBLIGATIONS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS AGREEMENT, AT&T SHALL HAVE NO OBLIGATION TO INDEMNIFY, DEFEND, OR HOLD HARMLESS SUPPLIER FOR ANY LOSS RESULTING FROM, ARISING OUT OF OR RELATING TO ANY ALLEGATION, THREAT, DEMAND, CLAIM OR LAWSUIT BROUGHT BY ANY THIRD PARTY IN CONNECTION WITH ANY INTELLECTUAL PROPERTY RIGHT OR OTHER PROPRIETARY RIGHT HELD OR ASSERTED BY SUCH THIRD PARTY.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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h.	In the event Supplier sues AT&T for use of the RADCOM Software outside the Purpose or Protective Purpose as defined in the RADCOM Agreements (“Use Outside the License”):

i.	Supplier is not required to file a bond in order to pursue an injunction for an IP infringement suit filed against AT&T for Use Outside the License (“Action”);

ii.	Supplier shall not be liable for cost or damages should AT&T prevail in any Action, however AT&T shall be entitled to attorney fees and other costs if awarded due to a finding of bad faith by Supplier relating or arising out of the Action; and

iii.	the terms of this Infringement sub-section 11.3(h) are non-transferrable and personal to RADCOM.

11.4	Insurance

a.	With respect to Supplier’s performance under this Agreement, and in addition to Supplier’s obligation to indemnify, Supplier shall at its sole cost and expense:

i.	maintain the insurance coverages and limits required by this Section and any additional insurance required by Laws:

1.	at all times during the term of this Agreement and until completion of all Deliverables associated with this Agreement, whichever is later; and

2.	with respect to any coverage maintained in a “claims-made” policy, for two (2) years following the term of this Agreement or completion of all Deliverables associated with this Agreement, whichever is later. If a “claims-made” policy is maintained, the retroactive date must precede the commencement of Deliverables under this Agreement;

ii.	to the extent that it is not covered under Supplier’s policies of insurance set forth herein, require each Subcontractor who may perform work under this Agreement or enter upon the work site to maintain coverages, requirements, and limits at least as broad as those listed in this Section and to include as additional insureds any party that AT&T is required to include as an additional insured, and other extensions of coverage required of AT&T, from the time when the Subcontractor begins work, throughout the term of the Subcontractor’s work and, with respect to any coverage maintained on a “claims-made” policy, for two (2) years thereafter;

iii.	procure the required insurance from a reputable and solvent insurance company eligible to do business in the jurisdiction or jurisdictions where work will be performed, except that, in the case of Workers’ Compensation insurance, Supplier may procure insurance from the state fund of the state where work is to be performed;

iv.	upon request, provide to AT&T, certificates of insurance and/or endorsements evidencing the required insurance;

v.	provide or have the issuing insurance company provide at least thirty (30) days’ advance written notice of cancellation, or reduction in insurance coverage.

b.	The Parties agree that:

i.	the failure of AT&T to request such certificates of insurance or to identify a deficiency will not be construed as a waiver of Supplier’s obligation to maintain the insurance required under this Agreement;

ii.	the insurance required under this Agreement does not represent that coverage and limits will necessarily be adequate to protect Supplier, nor shall it be deemed as a limitation on Supplier’s liability to AT&T in this Agreement;

iii.	Supplier may meet the required insurance coverages and limits with any combination of primary and Umbrella/Excess liability insurance; and

iv.	Supplier is responsible for any deductible or self-insured retention with respect to an Insured event for which the Supplier is liable at law.

c.	The insurance coverage required by this Section includes:

Workers’ Compensation: insurance where required by law, with benefits afforded under the laws of any state in which the work is to be performed or the local Statutory equivalent and Employers Liability insurance with limits liability of at least [**] per employee, insured event [**] in the aggregate.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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Third Party Liability insurance insuring Supplier’s liability at law for bodily injury, death or property damage with a limit of liability of [**] per insured event and in the aggregate.

The said Third Party Liability insurance policy must:

1.	be extended to indemnify AT&T, its Affiliates, and their directors, officers, and employees with respect to their vicarious liability for acts or omission by the Supplier or anyone acting on its behalf. Upon request, Supplier shall provide a certificate of insurance with appropriate endorsements evidencing the above.

2.	be primary and non-contributory with respect to any insurance or self-insurance that is maintained by AT&T.

Professional Liability (Errors & Omissions) insurance with limits of at least [**] each claim or wrongful act.

12.0	Records and Audits

12.1	AT&T Audits

Supplier shall maintain complete and accurate records relating to the Deliverables and the performance of this Agreement. AT&T and its auditors (including internal audit staff and external auditors) and governmental authorities shall have the right to review such records (“AT&T Audits”), to verify the following:

a.	the accuracy and integrity of Supplier’s invoices and AT&T’s payment obligations hereunder;

b.	that the Deliverables have been and are being provided by Supplier and its Subcontractors in accordance with this Agreement; and

c.	that Supplier and its Subcontractors are complying with Laws and principles of Citizenship and Sustainability.

12.2	Access at Reasonable Times

Upon reasonable advance notice from AT&T, Supplier shall provide and shall require that its Subcontractors provide to AT&T, its auditors (including internal audit staff and external auditors), and governmental authorities access at all reasonable times to:

a.	any facility at which the Services or any portion thereof are being performed;

b.	systems and assets used to provide the Services or any portion thereof;

c.	Supplier employees and Subcontractor employees providing the Services or any portion thereof;

d.	all Supplier and Subcontractor records, including financial records relating to the invoices and payment obligations and supporting documentation, pertaining to the Services; and

e.	the most recent financial statements, including but not limited to, cash flow statements, balance sheets and profit and loss statements for the Supplier and all Key Supplier Entities upon written request from AT&T, in the event that Supplier ceases to be public reporting company.

AT&T’s access to the records and other supporting documentation shall not include access to documents containing information regarding or belonging to Supplier’s other customers. With respect to such records to which AT&T is granted access, AT&T shall have the right to inspect and photocopy Supplier’s documentation and the documentation of its Subcontractors, and the right to retain copies thereof outside of their physical location with appropriate safeguards, if such retention is deemed reasonably necessary by AT&T, subject to the provisions of Section 9.1 above.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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12.3	Cooperation with Audits

AT&T Audits may be conducted once a year (or more frequently if requested by governmental authorities who regulate AT&T’s business, if required by applicable Law, if auditors require follow-up access to complete audit inquiries, or if an audit uncovers any problems or deficiencies) upon at least seven (7) business days’ advance notice (unless otherwise mandated by Law). Supplier shall cooperate and, subject to the Subsection below entitled “Audit of Subcontractors”), shall ensure that its Subcontractors cooperate in the AT&T Audits, and shall make the information reasonably required to conduct the AT&T Audits available on a timely basis.

12.4	Overcharges

If an AT&T Audit indicates that Supplier overcharged AT&T, then AT&T may notify Supplier of the amount of such overcharge and Supplier shall promptly pay to AT&T the amount of the overcharge along with interest from the date of the overcharge. If any such AT&T Audit reveals an overcharge to AT&T during any 12-month period exceeding [**] of all charges in the aggregate paid by AT&T hereunder during such period, then Supplier shall reimburse AT&T for the cost of such AT&T Audit.

12.5	Preservation of Records

Supplier shall maintain and retain the records set forth in the Subsection above entitled “AT&T Audits” during the term of this Agreement and for three (3) years thereafter (unless a discovery or legal hold request is made with respect to such records, in which case Supplier shall retain such records until AT&T notifies Supplier that such discovery or legal hold request has expired). Upon notification by AT&T of a discovery or legal hold request, Supplier shall fully cooperate with such request and immediately preserve any Supplier records covered by such request and promptly provide such Supplier records requested by AT&T related to the inquiry. Supplier shall provide AT&T, at AT&T’s request, with paper and electronic copies of documents and information reasonably necessary to verify Supplier’s compliance with this Subsection.

12.6	Audit Expenses

Except as provided in the Subsection above entitled “Overcharges,” all reasonable out-of-pocket costs and expenses incurred by AT&T in connection with an AT&T Audit shall be paid by AT&T. Supplier shall be solely responsible for all costs and expenses incurred by Supplier in connection with its obligations under this Section.

12.7	Audit of Subcontractors

With respect to AT&T requests for audits or inspections of Supplier Subcontractors, the following applies:

a.	If Supplier’s agreement with its applicable Subcontractor permits an AT&T Audit, then AT&T shall be permitted to conduct such audit directly or through a third party representative. Supplier shall work with AT&T in facilitating the Subcontractor’s cooperation for an expeditious and thorough audit or inspection.

b.	If Supplier’s contract with its applicable Subcontractor precludes AT&T from directly conducting an audit or inspection, then Supplier shall use best efforts to enable AT&T to perform an audit of the Subcontractor with Supplier coordinating the audit process. Failing those efforts, Supplier shall, upon AT&T’s request, conduct the audit or inspection on behalf of AT&T, subject to terms agreed to by Supplier and AT&T for the Subcontractor audit, such as areas to be audited, applicable fees, and the timeframe for reporting audit results to AT&T. If AT&T’s request for a Supplier audit or inspection arises from, in AT&T’s good faith opinion, materially or consistently deficient Service provided by the Subcontractor under AT&T’s account, and the audit in both Parties’ opinion confirms such deficiencies, then Supplier shall not charge AT&T a fee for Supplier’s audit of its Subcontractor.

13.0	Termination

13.1	Termination for Convenience

AT&T may at any time, for its own convenience and without cause, by providing Supplier [**] days’ written notice, terminate this Agreement and/or any Order placed hereunder in whole or in part, but for avoidance of doubt the Licenses in the ESLA and in Section 7.1(b) of this Agreement shall survive any termination. AT&T shall pay Supplier for Services rendered and Material Delivered through the date of termination.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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13.2	Termination for Cause

a.	If Supplier breaches any provision of the ESLA, this Agreement and/or any Order, and (i) if the breach is one that by its nature could be cured, and such breach is not cured within [**] days after AT&T provides notice, or (ii) if the breach is one that by its nature cannot be cured, or (iii) upon the occurrence of a Terminable Material Breach, or (iv) if the breach is a violation of Laws, then, in addition to any other applicable remedies, AT&T shall have the right upon notice to immediately terminate this Agreement and/or any such Order without any obligation or liability. Failure of AT&T to immediately terminate this Agreement and/or any Order (1) following a breach which continues longer than such cure period, provided such breach has not been cured prior to AT&T’s provision of a notice of termination, or (2) following a breach that cannot be cured or that constitutes a violation of Laws, shall not constitute a waiver of AT&T’s rights to terminate. If AT&T terminates an Order for cause, then, only in the case that AT&T has made payments with respect to such Order prior to Acceptance of the Material and/or Services provided thereunder, Supplier shall refund any amounts AT&T may have previously paid for Deliverables that have not been delivered by Supplier by the date of termination, and reimburse AT&T for any cost incurred in returning Material to Supplier and restoring AT&T’s site to its previous condition. If AT&T returns or rejects any Material to which title has already passed, then title in such Material shall revert to Supplier when Supplier satisfies its refund and reimbursement obligations under the preceding sentences. Supplier bears the risk that such Material may be lost or damaged in transit. Notwithstanding the foregoing, the Licenses granted in Section 3 of the ESLA shall survive termination of this Agreement as well as the Licenses granted in Section 7.1(b) of this Agreement.

b.	If Supplier repeatedly breaches any of its obligations under this Agreement, whether or not (i) the effect thereof could reasonably be considered material or (ii) such repeated breaches were cured, then AT&T may, by giving notice to Supplier, terminate this Agreement and/or any Order, in whole or in part, as of the termination date specified in such notice without regard to any cure period.

13.3	Termination for Nonpayment

If AT&T fails to pay any undisputed amounts which have been invoiced in accordance with this Agreement and does not cure such non-payment within [**] days of notice of such non-payment from Supplier, then Supplier shall have the right upon notice to immediately terminate this Agreement and/or any such Order without any obligation or liability, provided such breach has not been cured prior to Supplier’s provision of a notice of termination. Notwithstanding the foregoing, the Licenses granted in Section 3 of the ESLA shall survive termination of this Agreement as well as the Licenses granted in Section 7.1(b) of this Agreement.

13.4	Partial Termination

Whenever Law or a provision of this Agreement permits AT&T to terminate any Order, AT&T may, at its option, terminate such Order either in whole or in part. If AT&T terminates an Order in part, then AT&T shall pay only for Deliverables that AT&T Accepts at the prices established for such Deliverables or, if no such prices are established, in an amount equitably apportioned to the Accepted Deliverables, and, unless a termination charge applies, AT&T has no obligation to pay for Deliverables that AT&T does not Accept.

13.5	Termination of Related Orders

Whenever Law or a provision of this Agreement permits AT&T to terminate any Order, AT&T may also terminate such other Orders as are related to the same transaction or series of transactions as the Order in question.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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13.6	Obligations upon Expiration or Termination

In the event either Party terminates this Agreement or AT&T elects not to renew this Agreement Supplier shall, (i) cooperate fully in transitioning, the performance of Supplier’s obligations under the Agreement to AT&T or a third-party supplier designated by AT&T, in a manner that minimizes the time to complete such transfer provided Supplier shall not be obligated to disclose Supplier’s trade secrets to a competitor of Supplier; (ii) maintain the highest quality and performance; (iii) cause no disruption to the operations of AT&T’s network; and (iv) return all papers, materials and property of AT&T held by Supplier. Supplier shall assist in coordinating the transfer of the provision of the Services to AT&T or a successor supplier, which shall include continuing to provide the required level of Services until the date of expiration or termination and providing AT&T or such successor supplier with all pertinent information about the Services that does not constitute a Supplier trade secret, provided Supplier shall not be obligated to disclose Supplier’s trade secrets to a competitor of Supplier. Supplier shall provide such additional assistance to AT&T pursuant to a separate professional services agreement between the Parties if required; provided, however, the hourly rates for the individuals performing such professional services shall be reasonable and no greater than those set forth on Appendix N. The Parties acknowledge and agree that none of Supplier's obligations under this paragraph shall require Supplier to share, license, transfer or otherwise give a successor supplier any trade secret of Supplier. Any such successor to Supplier shall be required to sign a reasonable confidentiality agreement before receiving any of Supplier’s confidential information.

14.0	Protective Provisions

[**]

15.0	Miscellaneous

15.1	Electronic Data Interchange

The Parties may exchange Orders, payments, acknowledgements, invoices, remittance notices, and other records (“Data”) electronically, in place of tangible documents, and unless otherwise agreed shall exchange such Data in accordance with the Telecommunications Industry Forum EDI Guidelines for use of American National Standards Institute (ANSI) Accredited Standards Committee X12 transaction sets, and shall reasonably cooperate with requests to do so (including by providing documentation necessary to establish EDI). The following additional conditions apply to any such exchanges:

a.	AT&T Guidelines. Supplier shall transfer Data in accordance with the guidelines located at http://www.attpurchasing.com.

b.	Statute of Frauds. All Data transmitted pursuant to this clause shall be deemed to be a “writing” or “in writing” for purposes of the Uniform Commercial Code. Any such Data containing or having affixed to it a Signature shall be deemed for all purposes to: (i) to have been “signed” and “executed,” and (ii) to constitute an “original” when printed from electronic files or records established and maintained in the normal course of business.

c.	Method of Exchange. Data shall be exchanged by direct electronic or computer systems communication between AT&T and/or by indirect communications using a third party service provider to translate, forward and/or store such Data. Each Party shall be responsible for the cost(s) and associated cost(s) of any such third party service provider with which it contracts.

15.2	Independent Contractor

The relationship of AT&T and Supplier established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (a) constitute AT&T and Supplier, or AT&T and any Supplier Representative, as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (b) except to the extent expressly set forth in this Agreement, allow any Party hereto to create or assume any obligation on behalf of another Party hereto for any purpose whatsoever.

15.3	Cumulative Remedies

The rights and remedies of the Parties set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity, by statute or otherwise, except in those cases where this Agreement or an Order specifies that a particular remedy is sole or exclusive, but neither Party may retain the benefit of inconsistent remedies. No single or partial exercise of any right or remedy with respect to one breach of this Agreement or any Order precludes the simultaneous or subsequent exercise of any other right or remedy with respect to the same or a different breach.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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15.4	Assignment and Delegation

Neither Party may assign, delegate, or otherwise transfer its rights or obligations under this Agreement, voluntarily or involuntarily, whether by merger, consolidation, dissolution, operation of law, or any other manner, without the prior written consent of the other Party, except as follows: Without securing the consent of Supplier, AT&T may assign its rights, or delegate its duties, or both, in whole or in part: to any present or future Affiliate of AT&T, to any lender providing financing to AT&T, or to any third party that assumes the operation of or otherwise acquires any substantial portion of the business of AT&T affected by this Agreement or an Order; and Supplier may subcontract its performance subject to the Section entitled “Use of Subcontractors.” Without securing the consent of AT&T, Supplier may assign its rights, or delegate or subcontract its duties, or all of the foregoing, in whole or in part to its wholly-owned subsidiary RADCOM, Inc.; provided, however, that in such event AT&T shall have the right to request a parental guarantee of performance from Supplier. Each Party may assign its right to receive money due hereunder, but any assignment of money is void to the extent (a) the assignor fails to give the non-assigning Party at least thirty (30) days prior notice, (b) the assignment purports to impose upon the non-assigning Party additional costs or obligations in addition to the payment of such money, or (c) the assignment purports to preclude AT&T from dealing solely and directly with Supplier in all matters pertaining to this Agreement. Any assignment, delegation or transfer for which consent is required hereby and which is made without such consent given in writing is void.

15.5	Third Party Administrative Services

A third party administrator may perform certain administrative functions for AT&T in relation to this Agreement. Such administrative functions may include (a) collecting and verifying certificates of insurance, (b) providing financial analysis, (c) verifying certifications under the Section entitled “Utilization of Minority, Women, and Disabled Veteran Owned Business Enterprises,” and (d) collecting and verifying Supplier profile information. Supplier shall cooperate with such third party administrator in its performance of such administrative functions and shall provide such data as is requested from time to time by the third party administrator. Notwithstanding any other provision of this Agreement, AT&T may provide any information regarding Supplier to such third party administrator. AT&T shall contractually require the third party administrator to maintain confidentiality of Supplier’s information with rights to use it solely for purposes of the administrative functions. Supplier shall pay the third party administrator an annual fee for the performance of these administrative functions, which annual fee shall not exceed three hundred dollars ($300.00).

15.6	Supplier’s Audited Financial Statements

In the event that Supplier is not a publicly traded corporation, Supplier shall provide to AT&T (or its third party delegate), upon request and at no charge, its bona fide and unedited audited fiscal year financial statements and other financial documents (including, but not limited to, unaudited periodic financial statements or reports and/or financial presentations) as reasonably requested by AT&T to allow an assessment of Supplier’s financial condition. If Supplier is a subsidiary of, is owned by, has a majority of its interest held by, or is controlled by an entity that is not a publicly traded corporation, then Supplier shall furnish such documents for both Supplier and its owning, controlling or parent company. If Supplier is a subsidiary of, is owned by, has a majority of its interest held by, or is controlled by an entity that is a publicly traded corporation, then Supplier shall furnish publicly available documents regarding its parent company.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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15.7	Entire Agreement

This Agreement, including all appendices, exhibits, attachments and documents and the RADCOM Agreements are incorporated by reference, constitutes the final, complete, and exclusive expression of the Parties’ agreement on the matters contained in this Agreement. The terms of this Agreement and an applicable Order shall govern in lieu of all other pre-printed, standardized or other provisions that may otherwise appear in any other paper or electronic record of either Party (such as standard terms on order or acknowledgment forms, advance shipping notices, invoices, time sheets, and packages, shrink wrap terms, and click wrap terms). All prior written and oral negotiations and agreements, and all contemporaneous oral negotiations and agreements, between the Parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. The Parties do not intend that the provisions of this Agreement be explained, supplemented, or qualified through evidence of trade usage or any prior course of dealings or any course of performance under any prior agreement. In entering into this Agreement, neither Party has relied upon any statement, estimate, forecast, projection, representation, warranty, action or agreement of the other Party except for those expressly contained in this Agreement. There are no conditions precedent to the effectiveness of this Agreement other than any expressly stated in this Agreement.

15.8	Force Majeure

a.	A Party is excused from performing its obligations under this Agreement or any Order if, to the extent that, and for so long as:

i.	such Party’s performance is prevented or delayed by an act or event (other than economic hardship, changes in market conditions, insufficiency of funds, or unavailability of equipment and supplies) that is beyond its reasonable control and could not have been prevented or avoided by its exercise of due diligence;

ii.	such Party gives notice to the other Party, as soon as practicable under the circumstances, of the act or event that so prevents such Party from performing its obligations; and

iii.	such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay.

b.	By way of illustration, and not limitation, acts or events that may prevent or delay performance (as contemplated by this Section) include: acts of God or the public enemy, acts of civil or military authority, terrorists acts, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, and extreme weather events.

c.	If Supplier is the Party whose performance is prevented or delayed as contemplated by this Section, then AT&T may elect to:

i.	terminate this Agreement and/or affected Order, in whole or in part, without any liability to Supplier; or

ii.	suspend this Agreement and/or the affected Order or any part thereof for the duration of the delay; and (at AT&T’s option) obtain Deliverables elsewhere and deduct from any commitment under this Agreement or such Order the quantity of the Deliverables obtained elsewhere or for which commitments have been made elsewhere; and resume performance under this Agreement or such Order when Supplier resumes its performance; and (at AT&T’s option) extend any affected Delivery Date or performance date up to the length of time Supplier’s performance was delayed or prevented. If AT&T does not give any notice within thirty (30) days after receiving notice under this Section that Supplier’s performance has been delayed or prevented, then the option set forth in this Subsection (ii) shall be deemed to have been selected.

d.	During any labor dispute between AT&T and the union(s) representing AT&T’s employees, AT&T may modify the scope of Deliverables under any Order upon notice. Such modification may result in a delay in the resumption of Services when requested by AT&T.

Notwithstanding the foregoing, nothing in this Agreement or the other RADCOM Agreements shall excuse the Parties from performing their obligations under the Protective Provisions or supplying Services required under this Agreement, including but not limited to Bug Fix Modifications. In the event Supplier is unable to perform its obligations under the RADCOM Agreements due to an occurrence of an act or event described in Section 15.8 Force Majeure Event of this Agreement, which event extends, on a continuous basis, for a period exceeding thirty (30) days unless there is reasonable prospect that the Force Majeure Event will cease within that thirty (30) day period, notwithstanding any other provision in the RADCOM Agreements, AT&T shall have the immediate right to access the Deposit Materials to fully realize and accomplish the Protective Purpose; provided that AT&T shall immediately return and cease use of the Deposit Materials upon cessation of the Force Majeure Event and the resumption of performance by RADCOM. Notwithstanding the foregoing, in the event of an Escrow Force Majeure Event, the Parties shall work together in good faith to enable RADCOM to perform its obligations under the Protective Provisions .

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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15.9	Time is of the Essence

Time is of the essence.

15.10	Governing Law

This Agreement and the transactions it contemplates shall be governed, interpreted, construed, enforced and performed in accordance with the Laws of the State of New York, without regard to conflicts of laws principles.

15.11	Forum

a.	Forum for Judicial Actions. Other than to the extent expressly set forth below in this Section, any legal action or proceeding arising out of or relating to this Agreement or the transactions it contemplates (“Judicial Action”) shall be brought only in the United States District Court for the Southern District of New York or in any state court sitting in Manhattan, New York City, New York, and each Party consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such Judicial Action and waives any claim of forum non conveniens in connection therewith and objection to venue laid therein. Process in any such Judicial Action may be served on a Party anywhere in the world, whether within or without the State of Texas. The choice of forum above shall not prohibit the enforcement of any judgment obtained in that forum or any other appropriate forum.

b.	Arbitration of Disputes.

i.	Except for claims arising out of a breach of a Party’s obligations under Article 9 or for any claims arising out of the Section entitled “Infringement,” any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules (including the Procedures for Large, Complex Commercial Disputes) then in effect, as such rules may be modified or supplemented by the provisions of this Subsection (b) (Arbitration of Disputes), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration shall be (i) for disputes in an amount less than [**] (“Minor Disputes”), before a single arbitrator agreed upon by the Parties within [**] days after initiation of the arbitration or, failing agreement, appointed by the AAA from its National Roster utilizing a list procedure; and (ii) for disputes in an amount greater than [**] (“Major Disputes”), before a panel of three arbitrators. Each Party shall appoint one arbitrator, and the two Party-appointed arbitrators shall agree on the third arbitrator, who shall serve as chair of the panel; provided, however, that, if the Party-appointed arbitrators cannot agree on the third arbitrator within [**] days after the second of the two Party-appointed arbitrators has been appointed, the AAA shall appoint the third arbitrator from its National Roster utilizing a list procedure.

ii.	Any arbitration pursuant to this Subsection (c) (Arbitration of Disputes) shall be held in New York City, New York. The arbitrator(s) shall render a reasoned award.

iii.	In any arbitration regarding a Minor Dispute, each Party shall be entitled to take the following discovery: (1) three (3) depositions of the adverse party and/or non-party witnesses; (2) service of up to fifteen (15) interrogatories to be answered under oath by the adverse Party; and (3) document requests directed to the adverse Party. The arbitrator may, for good cause shown, enlarge the extent of discovery but shall not reduce the foregoing limits.

iv.	In any arbitration regarding a Major Dispute, each Party shall be entitled to take the following discovery: (1) six (6) depositions of the adverse party and/or non-party witnesses; (2) service of up to twenty (20) interrogatories to be answered under oath by the adverse Party; and (3) document requests directed to the adverse Party. The arbitrators may, for good cause shown, enlarge the extent of discovery but shall not reduce the foregoing limits.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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v.	The decision or award of the arbitrator shall be rendered within fifteen (15) days after the conclusion of the hearing, shall be in writing, shall set forth the basis therefor, and shall be final, binding and non-appealable (except in cases of fraud or manifest abuse) upon the Parties and may be enforced and executed upon in any court having jurisdiction over the Party against whom the enforcement of such decision or award is sought.

vi.	In any arbitration conducted pursuant to this Subsection (b) (Arbitration of Disputes), the prevailing Party shall be entitled to recover its Litigation Expenses if awarded by the arbitrator or arbitrators.

vii.	Each Party shall bear its own arbitration costs and expenses and all other costs and expenses of the arbitration shall be divided equally between the Parties; provided, however, the arbitrator may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than such allocation between the Parties.

15.12	Amendments and Waivers

a.	The Parties may not amend this Agreement or an Order except by a written agreement of the Parties that identifies itself as an amendment to this Agreement or such Order and is signed by both Parties, or as otherwise expressly provided below in this Section. No waiver of any right or condition is effective unless given in writing and signed by the Party waiving such right or condition. No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach, condition or covenant shall not be construed to be a waiver of any succeeding breach or condition or of any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

b.	AT&T’s project manager may, at any time, propose changes to the scope of Deliverables, which shall be confirmed in writing, and Supplier shall not unreasonably withhold or condition its consent. An equitable adjustment shall be made to the charges if such change to the scope substantially affects the time or cost of performance of the Deliverables.

15.13	Severability

If any provision of this Agreement or any Order is determined to be invalid, illegal, or unenforceable, then the remaining provisions of this Agreement or such Order shall remain in full force if both the economic and legal substance of the transactions contemplated by this Agreement or such Order are not affected in any manner that is materially adverse to either Party by severing the provision determined to be invalid, illegal, or unenforceable.

15.14	Construction and Interpretation

a.	This Agreement has been prepared jointly and has been the subject of arm’s length and careful negotiation. Each Party has been given the opportunity to independently review this Agreement with legal counsel and other consultants, and each Party has the requisite experience and sophistication to understand, interpret and agree to the particular language of its provisions. Accordingly, the drafting of this Agreement is not to be attributed to either Party.

b.	Headings contained in this Agreement are for reference purposes only and are not to affect the meaning or interpretation of this Agreement. The word “include” in every form means to include without limitation by virtue of enumeration and a derivative of a defined term shall have the meaning appropriate to the context of its use. References to content posted on any website referred to in this Agreement shall mean such content as it may be revised from time to time. Whenever this Agreement refers to a consent or approval to be given by either Party, such consent or approval is effective only if given in writing and signed by the Party giving approval or consent. The use of singular words includes the plural and vice versa.

15.15	Third Party Beneficiaries

Except to the extent expressly set forth to the contrary in this Agreement, there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third person or entity with any remedy, claim, liability, reimbursement, claim of action or other legal or equitable right in excess of those existing without reference to this Agreement.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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15.16	Survival of Obligations

Obligations and rights under this Agreement or an Order that by their nature would reasonably continue beyond the termination or expiration of this Agreement or an Order (including those in the Sections entitled “AT&T Derived Information,” “AT&T Supplier Information Security Requirements (SISR),” “Compliance with Laws,” “Confidentiality,” “Forum,” “Governing Law,” “Indemnity,” “Infringement,” “Insurance,” “Limitation of Damages,” “Notice of Investigations,” “Ownership of Paid-For Development, Use and Reservation of Rights,” “Publicity,” “Records and Audits” and “Warranties”, “Change of Control” , and “Protective Provisions”) shall survive the termination or expiration of this Agreement or such Order.

15.17	Payment Card Industry-Data Security Standard Compliance

To the extent Supplier processes, transmits, and/or stores credit cardholder data and/or related transaction status for or on behalf of AT&T, Supplier must be Payment Card Industry-Data Security Standard certified, as that standard is maintained and updated by the Payment Card Industry Security Standards Council on www.pcisecuritystandards.org, including any successor standard or website thereto. Supplier must be compliant with the standards prior to performing such services for AT&T, must have a plan in place to ensure continued compliance in the event of any change or update to the standard and must promptly submit a copy of Supplier’s most recent executed Attestation of Compliance (AOC) and a copy of Supplier’s most updated Responsibility Matrix documentation to g18906@att.com. Supplier must also submit certifications of compliance and Responsibility Matrix documentation on an annual basis and promptly following any modification or update to the standard in order to continue to provide payment card related services for AT&T.

15.18	Notices

a.	Each Party giving or making any notice, consent, request, demand, or other communication (each, a “notice”) pursuant to this Agreement must give the notice in writing and use one of the following methods, each of which for purposes of this Agreement is a writing: by hand; certified mail (return receipt requested and postage prepaid); U.S. Postal Service overnight or priority mail; internationally recognized overnight courier (in either case with all fees prepaid); or email. If a notice is given by e-mail, then it must be confirmed by a copy sent by any one of the other methods. Each Party giving a notice shall address the notice to the appropriate person (the “Addressee”) at the receiving Party at the address listed below:

AT&T: AT&T Services, Inc. 4119 Broadway Room 650A16 San Antonio, TX 78209 Attn: [**] Email Address: [**]	RADCOM Ltd. 24 Raoul Wallenberg Street Tel Aviv 6971920 ISRAEL Attn: [**] Email Address: [**] Business Number: [**]

b.	A notice is effective only if the Party giving notice has complied with the foregoing requirements of this Section and the Addressee has received the notice. A notice is deemed to have been received as follows:

i.	If a notice is furnished by hand, on the date of delivery if delivered during business hours on a business day (otherwise on the next business day);

ii.	If a notice is sent by certified mail, U.S. Postal Service overnight or priority mail, or internationally recognized overnight courier, upon the date of delivery as indicated by the receipt or other tracking record;

iii.	If a notice is sent by e-mail, upon successful transmission to the recipient’s email account, if such notice is sent in time to allow it to be accessible by the Addressee before the time allowed for giving such notice expires, and a confirmation copy is sent by one of the other methods.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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c.	The addresses and telephone numbers to which notices may be given to the Addressees of either Party may be changed by written notice given by such Party to the other pursuant to this Section.

15.19	Change Control

The Parties agree that all changes to this Agreement and to an Order must be in writing and signed by the Party against whom enforcement is sought. Any change to an Order shall take the form of a Change Order. The Parties agree to follow a process substantially similar to that specified in the Appendices.

15.20	Error Severity Level Description and Resolution Plan

a.	During the term of this Agreement and, in addition to Supplier’s warranty or Maintenance obligations, if Software fails to operate in strict conformance with the Specifications, or if the following specified errors (“Error”) occur, Supplier agrees to respond and perform as follows:

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

b.	In the case of a FATAL or SEVERE IMPACT Error condition, Supplier shall use its best efforts to acknowledge notification of such Error condition within the time frames indicated.

c.	Supplier shall correct any and all Errors in the Software in accordance with Error Severity Levels specified above. In addition, at any time during the Error correction or technical support process, AT&T may invoke the below listed escalation procedure:

i.	Supplier’s escalation process is to ensure that when a problem is not being resolved in a satisfactory manner, (i) both AT&T and Supplier have a common perception of the nature and criticality of the problem, (ii) the visibility of the problem is raised within Supplier’s organization, and (iii) appropriate Supplier resources are allocated toward solving the problem.

ii.	The following escalation process may be invoked by AT&T when an Error, defect, non-conformity or technical support issue has been reported to Supplier, the Error substantially affects AT&T's use of the Software, and Supplier has not yet provided a patch or bypass around the Error.

iii.	The escalation processes can be initiated by contacting the next higher management level within Supplier’s organization. Such Supplier designate will work with AT&T's designated contact and management to bring a satisfactory solution to the situation. The effort will be focused on developing an action plan and coordinating whatever Supplier resources are required to meet AT&T's needs as rapidly as possible, within the policy stated above.

iv.	During the period of the action plan, regular status update communications will be established between AT&T’s designate and Supplier’s designate.

v.	If an action plan cannot be agreed to, or if the action plan fails to provide a satisfactory solution within the time frame defined in the action plan, the problem will be escalated to Supplier’s highest management level.

d.	If any FATAL or SEVERE IMPACT Software Error cannot be corrected by Supplier within the indicated timeframes, Supplier shall provide a credit, as liquidated damages and not a penalty, in the amount of [**] per day or a portion thereof, that the FATAL or SEVERE IMPACT Error remains unresolved after the work around/temporary fix resolution period specified above. Such credit may be applied by AT&T to any of Supplier’s invoices.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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e.	In addition, if a FATAL Error remains unresolved [**] after reporting thereof by AT&T, or, if a SEVERE IMPACT Error remains unresolved [**] after reporting by AT&T, upon AT&T's request, Supplier shall provide a Software engineer at AT&T's site(s), at no additional charge, to resolve the Software Error.

f.	The Parties acknowledge that DEGRADED OPERATIONS and/or MINIMAL IMPACT Errors are generally less serious than FATAL or SEVERE IMPACT Errors. The Parties further acknowledge and agree that elongated resolution of such Errors can be detrimental to AT&T's use of the Software. Therefore, in the event that DEGRADED OPERATIONS Errors remain unresolved [**] after AT&T's initial report of the Error, or MINIMAL IMPACT Errors remain unresolved [**] days after AT&T's report of the Error, Supplier shall issue a credit, as liquidated damages and not a penalty, in the amount of [**] per day or a portion thereof, for each day beyond [**] days for DEGRADED OPERATIONS Errors and/or [**] days for MINIMAL IMPACT Errors that the Error remains unresolved. Such credit may be applied by AT&T to any of Supplier’s invoices.

g.	Supplier shall provide AT&T with toll-free telephone hotline assistance related to operation of the Software, including questions about individual features or suspected malfunctions. In addition, Supplier shall provide AT&T with emergency after-hours or weekend contact numbers wherein support can be obtained in the event of unavailability of the Software due to a FATAL or SEVERE IMPACT Error. If a FATAL Error is reported after hours, or during the weekend, Supplier shall begin workaround/temporary fix activities as soon as possible.

15.21	Previous Services for AT&T

a.	Supplier will determine whether each individual who performs Services for AT&T has performed work as an employee or temporary worker for AT&T, or any AT&T Affiliate, in the six (6) months preceding the individual’s proposed commencement of work for AT&T. Supplier will provide AT&T with written notice of any individuals who meet the foregoing criteria. AT&T may require that Supplier provide another individual to perform the work.

15.22	Anticorruption Laws

a.	Supplier hereby represents and warrants that:

i.	The employees, temporary workers, agents, consultants, partners, officers, directors, members or representatives of Supplier and its Subcontractors, if any, performing Services or other activities under this Agreement (each and any of the foregoing individuals, for the purpose of this clause, a “Supplier Representative”) shall comply with the US Foreign Corrupt Practices Act and all applicable anticorruption laws (including commercial bribery laws);

ii.	Supplier Representatives shall not directly or indirectly pay, offer, give, promise to pay or authorize the payment of, any portion of the compensation received in connection with this Agreement or any other monies or other things of value in connection with its performance to a Government Official, defined below, to obtain or retain business or secure any improper advantage nor shall it permit such actions by a third party. “Government Official” means (i) an officer or employee of any government or any department, agency, or instrumentality thereof, including government-owned or government-controlled commercial entities; (ii) an officer or employee of a public international organization; (iii) any person acting in an official capacity for or on behalf of any government or department, agency, or instrumentality or public international organization; (iv) any political party or official thereof; (v) any candidate for political office; or (vi) any other person, individual or entity at the suggestion, request or direction or for the benefit of any of the above-described persons or entities;

iii.	No Supplier Representative performing Services or activities under this Agreement or any affiliate company or other entity of Supplier is or will become an official or employee of the government during the term of this Agreement without prior written approval of the AT&T;

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

iv.	No rights or obligations of, or services to be rendered by Supplier under this Agreement shall be assigned, transferred or subcontracted to any third party without prior written consent of AT&T. If such written consent is obtained, Supplier shall ensure that each such third party agrees to abide by all the provisions of this clause in its written contract with Supplier.

b.	Any breach of the representations and warranties in this clause shall constitute a material breach. Notwithstanding anything to the contrary contained in the termination clause, in the event the AT&T has reason to believe that a material breach has occurred or may occur, in addition to its rights and remedies under the law and this Agreement, AT&T may withhold payments, until such time as it has received confirmation to its satisfaction that no breach has occurred or will occur. AT&T shall not be liable to the Supplier for any claim, losses or damages whatsoever related to its decision to withhold payments under this provision.

c.	In the event AT&T has reason to believe that a material breach has occurred or may occur, AT&T shall have the right to audit; or have a third party acceptable to AT&T at Supplier’s expense conduct the audit, in order to satisfy that no breach has occurred. Supplier shall, and shall cause Supplier Representatives to, fully cooperate in any audit conducted by or on behalf of AT&T. In the event of a conflict between this clause and Section entitled, Records and Audits, the provisions of this clause shall control. Audits under this section may be conducted as often as deemed necessary by AT&T to assure co

15.23	Transmission of Original Signatures and Executing Multiple Counterparts

Original signatures transmitted and received via facsimile or other electronic transmission of a scanned document (e.g., pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

RADCOM Limited		AT&T Services, Inc.

By:	/s/ Yaron Ravkaie /s/ Amir Hai	By:	/s/ Matt Ritter

Name:	Yaron Ravkaei Amir Hai	Name:	Matt Ritter

Title:	CEO CFO	Title:	Sr. Sourcing Manager

Date:	March 28, 2019	Date:	3/29/19

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

Appendix A           Definitions

“Accept” or “Acceptance” or “General Acceptance” means [**].

“Acceptance Tests” means the performance and reliability demonstrations and tests that the Deliverables must satisfy during the Acceptance Test Period. These tests include: (a) AT&T’s routine business test transactions, (b) tests, demonstrations, or transactions presented or performed by Supplier, and (c) any other tests, demonstrations or transactions included or referenced in the applicable Order or Specifications to determine whether the Deliverables meet the Specifications.

“Acceptance Test Period” means the length of time specified in an Order, or, if not so specified, a period of no less than [**] business days, during which the Acceptance Tests are performed.

“Affiliate” means, with respect to any entity, any other entity directly or indirectly controlling or controlled by, or under common control with, such entity. For purposes of this Agreement, “control” (including the terms “controlled by” and “under common control with”) means the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“ATTIP” means, AT&T Intellectual Property, LLC.

“Attorney’s Fees” include a charge for the service of in-house counsel at the market rate for independent counsel of similar experience.

“Change of Control” means: (a) the sale or acquisition (including, but not limited to, by way of a share purchase or merger) of more than [**] of any of the Key Supplier Entities’ voting equity securities (or any class of securities which, if converted to Key Supplier Entities’ voting equity securities, would represent [**] of the Key Supplier Entities’ voting equity securities), or the majority of the voting power in any of the Key Supplier Entities, to a Person or individual, in one or more transactions; or (b) the sale of all, or substantially all of any Key Supplier Entity’s assets, including, without limitation, its intellectual property. For purposes of this definition, a sale of the Intellectual Property Rights in the RADCOM Software shall be deemed a Change of Control.

“Bug Fix Modifications” means [**].

[**]

“Customer Information” includes, to the extent received, observed, collected, handled, stored, or accessed, in any way, in connection with this Agreement: AT&T’s or its Affiliates’ customers’ names, addresses, and phone numbers, any such customer’s or its employee’s personal, health or financial information, authentication credentials, Internet activities, history, and/or patterns of use, information concerning accounts, network performance and usage information, web browsing and wireless application information, location information, any other information associated with a customer of AT&T or its Affiliates or with persons in the household of a customer of AT&T or its Affiliates, and any information available to AT&T, its Affiliates and/or the suppliers of AT&T or its Affiliates (for avoidance of doubt, including Supplier) by virtue of AT&T’s or its Affiliates’ relationship with customers as a provider of mobile and non-mobile communications, Internet, data, video, information or other services, including the quantity, technical configuration, location, type, destination, and amount of use of communications or other services subscribed to, and information contained on the bills of AT&T’s or its Affiliates’ customers.

[**]

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

“Deliverables” means all or any portion, as the case may be, of the Material and Services that Supplier is supplying pursuant to this Agreement, including the RADCOM Software as defined in the ESLA.

“Deliver” or “Delivery” occurs (a) for Material, upon (i) AT&T’s possession of Material at the destination specified in the Order, if Supplier is not required to provide additional Services (including installation, configuration, or modification, but not including maintenance Services) at the destination, in connection with providing Material, or (ii) Supplier’s completion of such additional Services, if Supplier is required to provide such additional Services at the destination in connection with providing Material, (b) for Services (other than maintenance Services), upon complete provision of the Services, and (c) for maintenance Services, at the end of each calendar month during the maintenance Services term.

“Delivery Date” means the date in the Order or this Agreement on which Supplier is scheduled to complete its Delivery.

“Designated Site” means AT&T’s building or complex of buildings within which AT&T is authorized to use the Software.

“Designated System” means the particular computer system designated by type, serial number(s) and location on the applicable Order.

“Documentation” or “Program Material” means sufficient written explanations of the intended functionality of the Software and other written material intended to guide the user in the installation of the Software, the use of the Software, the Modification of the Software and the capabilities needed to diagnose and troubleshoot Errors. Documentation includes written explanations provided on screens displayed by the Software itself as well as instructions provided in separate user manuals and training materials, and Supplier’s written Specifications, Material associated with Software, flow charts, data file listings, and input and output formats. If the applicable Order so provides, Program Material will also include the source code for the Software.

“Drug Screen” means the testing of any individual for the use of illicit drugs (including opiates, cocaine, cannabinoids, amphetamines, and phencyclidine (PCP)).

[**]

[**]

[**]

“Employment Claims” means any claims by any federal, state or local governmental agency or any of Supplier’s current or former applicants, agents, employees or Subcontractors, or agents or employees of Supplier’s Subcontractors arising out of the employment relationship with Supplier, or otherwise with respect to performance under this Agreement, including claims, charges and actions arising under Title VII of the Civil Rights Act of 1964, as amended, The Equal Pay Act, the Age Discrimination in Employment Act, as amended, The Rehabilitation Act, the Americans with Disabilities Act, as amended, the Fair Labor Standards Act, the Family and Medical Leave Act, Workers’ Compensation laws, the National Labor Relations Act and any other applicable Laws, including any liability, cause of action, lawsuit, penalty, claim or demand, administrative proceeding in which AT&T or its Affiliates is named as or alleged to be an “employer” or “joint employer” with Supplier.

“Enhancement” means a Modification made to include additional Functionality in a Computer Program. An Enhancement may otherwise be referred to as an improvement or an upgrade.

“Enterprise-Wide License” means a license granted to all AT&T Affiliates.

“ESLA” means Amended and Restated Enterprise Software License Agreement No. 12639 between Supplier and AT&T

“Excluded Materials” shall mean: i) Supplier’s Pre-Existing Materials; ii) Supplier’s Independently Developed Materials; and iii) Supplier’s Mere Reconfigurations.

“Hardware” means all tangible products and equipment used to operate the Software and/or all tangible products and equipment provided by or on behalf of Supplier.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

“Identification Credentials” includes, with respect to each Supplier Person, his or her Social Security number, driver’s license, educational credentials, employment history, home address, and citizenship indicia.

“Information” means, with respect to a Party, all confidential, proprietary or trade secret information of such Party or of a third party that is in the possession of such Party, including discoveries, ideas, concepts, know-how, techniques, processes, procedures, designs, specifications, strategic information, proposals, requests for proposals, proposed products, drawings, blueprints, tracings, diagrams, models, samples, flow charts, data, computer programs, marketing plans (and in the case of AT&T, Customer Information), employee personal information, health or financial information, authentication credentials, operations, infrastructure, networks, systems, facilities, products, rates, regulatory compliance, competitors and other technical, financial or business information, whether disclosed in writing, orally, or visually, in tangible or intangible form, including in electronic mail or by other electronic communication.

“Intellectual Property Rights” means all patents (including all reissues, divisions, continuations, and extensions thereof) and patent applications, trade names, trademarks, service marks, logos, trade dress, copyrights, trade secrets, mask works, rights in technology, know-how, rights in content (including performance and synchronization rights), or other intellectual property rights that are in each case protected under the Laws of any governmental authority having jurisdiction.

[**]

“Items” shall mean any or all inventions, discoveries, ideas (whether patentable or not), and all works and materials, including but not limited to products, devices, computer programs, source codes, interfaces, designs, files, specifications, texts, drawings, processes, data or other information or documentation in preliminary or final form, and all Intellectual Property Rights in or to any of the foregoing.

“Key Supplier Entities” or “Key Supplier Entity” means Supplier, Supplier’s parent and any entity which is directly or indirectly controlled by Supplier or Supplier’s parent that becomes (a) in control of any Supplier IPR, (b) the grantor of the perpetual Licenses granted herein or in the ESLA or (c) the provider of Deliverables or Services provided herein.

“Laws” includes all federal, state, provincial, regional, territorial and local laws, statutes, ordinances, regulations, rules, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by governmental authority.

“Lien” means any mortgage, lien, pledge, security interest, charge, claim, restriction or encumbrance of any nature whatsoever.

“Litigation Expense” means any court filing fee, court cost, arbitration fee, and each other fee and cost of investigating or defending an indemnified claim or asserting any claim for indemnification or defense under this Agreement, including Attorney’s Fees, other professionals’ fees, and disbursements.

“Loss” includes any liability, claim, demand, suit, or cause of action, regardless of whether meritorious, settlement payment, cost and expense, interest, award, judgment, damages (including punitive damages), liens, fines, fees, penalties, and Litigation Expense.

“Maintenance” means the Services and training provided by Supplier, including but not limited to; help desk assistance, telephone assistance, on-site assistance, Documentation and Revisions.

“Maintenance Fee” means the amounts set forth in Appendix C to Agreement No. 319103.001.S.002 between AT&T and Supplier.

“Material” means a unit of equipment, apparatus, components, tools, supplies, material, Documentation, hardware, or firmware thereto, or Software purchased or licensed hereunder by AT&T from Supplier, including the RADCOM Software or otherwise provided by or on behalf of Supplier, including third party Material provided or furnished by Supplier. “Material” shall be deemed to include any replacement parts.

“Network Implementation Dates” means the dates set forth in Appendix L for each identified project.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

“Order” means such paper or electronic records (a) as AT&T may send to Supplier in accordance with the terms hereof, for the purpose of ordering Deliverables hereunder, or (b) as the Parties may execute for the purpose of ordering Deliverables hereunder.

“Person” means an individual, a corporation, a partnership, a limited liability company, or other form of entity.

“Physical Entry” means that an individual who is performing Services or delivering Materials (i) is permitted to bodily enter, on an unsupervised (or badged) basis, into secured areas not available to the general public, or (ii) is permitted on a regular basis to have supervised or escorted bodily access into secured areas not available to the general public for up to thirty (30) days in the aggregate annually. In the event an individual is not performing Services, delivering/installing Materials, or otherwise engaged in work activities pursuant to an agreement with AT&T (e.g. attending meetings, preparing bids, etc.) then such individual shall be permitted supervised or escorted access into secure areas not available to the general public without being subject to the thirty (30) day limitation.

[**]

[**]

[**]

“RADCOM Agreements” means the ESLA, SPSA, the Supplemental Agreement and the Support and Maintenance Agreement.

[**]

“Revision” means an update to the Documentation to reflect the addition, deletion or correction of the previous version of the Documentation. A Revision may also be referred to as a documentation update.

“Services” means anything that is not otherwise Material, including any labor or service, provided in connection with this Agreement or any Order.

“Software” means [**].

“Spare Parts” means, for any Material provided hereunder, functionally equivalent Material (including component and replacement parts) and maintenance and technical support Services.

“Special Terms and Conditions” means written terms and conditions that are different from or additional to the terms and conditions set forth in this Agreement, which are agreed upon by the Parties and included in an Order.

“Specifications” means (a) Supplier’s applicable specifications and descriptions, including any warranty statements, and (b) AT&T’s requirements, specifications, and descriptions specified in, or attached to, this Agreement or an applicable Order, which shall control over an inconsistency with Supplier’s specifications and descriptions.

“SPSA” means this Agreement No. 319103.C.

[**]

“Subcontractor” means any person or entity (including an agent) supplying labor or materials to perform any or all of Supplier’s obligations under this Agreement as well as any person or entity that is providing any type data processing services including data manipulation, data storage, data retrieval, data disposal, or other data-related services that involve AT&T or any AT&T customer’s data. The term “Subcontractor” specifically includes any person or entity at any tier of subcontractors, and shall not be limited to those persons or entities with a direct relationship with Supplier.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

“Supplemental Agreement” means agreement No. 319103.S.001

“Supplier Entity” or “Supplier Entities” means Supplier, its Affiliates or its Subcontractors

“Supplier’s Independently Developed Materials” shall mean those Items (including, without limitation, derivatives thereof, e.g., Updates and Upgrades, fixes and patches) that have been developed by Supplier or its employees, agents, or direct or indirect contractors or suppliers, or on the aforementioned parties’ behalf (i) without use of any AT&T Items and (ii) independently of any work performed under any Agreements.

“Supplier’s Mere Reconfigurations” means those specific integrations, implementations and/or reconfigurations of Supplier’s pre-existing software performed by Supplier, or on Supplier’s behalf, but only to the extent that such integrations, implementations, and reconfigurations are alterations to such software that are strictly required to permit Supplier’s software to function on AT&T’s network or service platform. In no event shall Supplier’s Mere Reconfigurations include enhancements, modifications, or updates that are not contained in Supplier’s Pre-Existing Materials and that add any features, functionality, or capabilities.

“Supplier’s Pre-Existing Materials” shall mean those Items (including derivatives thereof) owned by Supplier or by Supplier’s suppliers to the extent and in the form that such Items (including derivatives thereof) (i) existed prior to the date Supplier began any work under this Agreement and (ii) were created without any use of any AT&T Items.

“Supplier Representatives” means Supplier’s Subcontractors and Supplier’s and its Subcontractors’ respective partners, officers, directors, members, employees, temporary workers, contractors, vendors, agents and/or other representatives.

“System” means the hardware, operating system and application Software, interfaces, and databases that interact with Software.

“Technical Information” includes (a) manufacturing drawings and Specifications of all Material, (b) manufacturing drawings and specifications covering special tooling, raw materials, component parts, and the operation thereof and (c) a detailed list of all commercially available parts and components purchased by Supplier disclosing the part number, name, location of the vendor and price lists.

“Terminable Material Breach shall mean: (i) Supplier’s breach of the representation or warranty set forth in Section 9.2 (c), (b) and (h) of this Agreement, (ii) Supplier’s failure to provide a notice required under Section 6.1 or 6.2, or (iii) an Investment in a Relevant Entity by a Restricted Entity.

“Transfer” means, other than a Change of Control as set forth in Section 6.0 of the SPSA, (i) the assignment, delegation, or other transfer of Supplier’ s rights or obligations under this Agreement, whether in one or a series of transactions, including, without limitation, any agreement subordinate or supplemental hereto, without limitation, voluntarily or involuntarily, whether by merger, consolidation, dissolution, reorganization, bankruptcy, insolvency proceeding, operation of law, or any other manner, or (ii) the assignment, delegation, or other transfer, voluntarily or involuntarily, whether by merger, consolidation, dissolution, reorganization, bankruptcy, insolvency proceeding, operation of law, or any other manner, whether in one or a series of transactions, of a business unit, enterprise or similar grouping of Supplier assets from which AT&T previously purchased or licensed RADCOM Software from Supplier within the three (3) years immediately preceding the Transfer.

“Use” or “use” means any lawful operation or use of the Software and Documentation unless specifically excluded in this Agreement or an applicable Order, including compilation, copying, modifying, linking, and executing all or part of the Software.

“Warranty Period” means, unless otherwise stated in the Order, [**] from the Network Implementation Date for the last project implemented in AT&T’s Network.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

Appendix B      Description of Deliverables

Supplier shall provide the Deliverables in accordance with any Specifications set forth below.

Supplier shall provide the following Software and Services:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

In connection with such Software and Services, Supplier shall provide to AT&T the following deliverables:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

Appendix C      Price(s)

Supplier shall provide the Software and related Services, if any, including any applicable deliverables for the following prices:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

Appendix D      Change Control Process

If either Party identifies the need for any change to the Services or Deliverables under this Agreement, the Parties shall proceed in accordance with the Change Control Process set forth herein.

A.	If AT&T is the Party submitting the request, AT&T shall complete Form A and describe in reasonable detail the proposed change and any effects on other Work. Supplier shall strive to respond to such request as soon as reasonably practical, but no later than ten (10) working days. Supplier’s response shall be in the form of Form B. Subsequent communication shall use Form A and Form B, respectively, until the Parties either agree upon the terms pursuant to which the proposed change will be made, or agree that the proposed change will not be made and agree to close the proposed Change Order. An agreement to proceed with the proposed change must be documented by using Form E.

B.	If Supplier is the Party submitting the request, Supplier shall complete Form C and describe in reasonable detail the change it is proposing, and the effects, if any, on other Specifications, schedule, and cost. AT&T shall strive to respond to such request as soon as reasonably practical, but no later than ten (10) working days. AT&T’s response shall be in the form of Form D. Subsequent communication shall use Form C and Form D, respectively, until the Parties either agree upon the terms pursuant to which the proposed change will be made, or agree that the proposed change will not be made and agree to close the proposed Change Order. An agreement to proceed with the proposed change must be documented by using Form E.

C.	The rights and obligations of both Parties in connection with this Agreement shall not be changed until a proposed Change Order is agreed to by executing Form E. Until both Parties have executed Form E, each Party shall continue to perform its obligations in accordance with this Agreement.

D.	In the event Form E contains terms that are different than those set forth in this Agreement, the terms contained in Form E shall apply.

E.	The Change Control Log, included as Form F, shall be used by the Parties to track and monitor all proposed changes.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

FORM A

AT&T PROPOSED CHANGE ORDER

Change Order #: ______________

Date: _______________________

1.	Proposed Changes - [Identify the proposed change(s), including where the affected portions of this Agreement, and summarize them in reasonable detail.]

2.	Effective Date For Proposed Change:

Date: ___________________

3.	Summarize Expected Or Possible Impact On Other Work

4.	Specify Any Key Assumptions, Additional Terms, Or Other Important Information

2.	Attachments

Direct all Inquiries to AT&T’s Project Manager:

___________________________________________________________

Submitted by: ___________________________________________________

Telephone #: _____________________             Email: ____________________

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

FORM B

SUPPLIER REPLY TO AT&T PROPOSED CHANGE ORDER

Change Order #: ______________

Date: _______________________

1.	Proposed Change(s) [Reiterate and summarize Supplier’s understanding of the proposed changes to the Work]

2.	Effective Date For Proposed Change [Indicate the date the change can be implemented.]

Date: ___________________

3.	Summarize Expected Or Possible Impact On Other Specifications Or Schedule [Indicate the impact on other Work, schedule of delivery, and cost/budget, if any.]

4.	Specify Any Key Assumptions, Additional Terms, Or Other Important Information

Direct all Inquiries to Supplier’s Project Manager:

___________________________________________________________

Submitted by: ___________________________________________________

Telephone #: _____________________             Email: ____________________

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

FORM C

SUPPLIER PROPOSED CHANGE ORDER

Change Order #: ______________

Date: _______________________

1.	Proposed Change(s) - [Identify the proposed Changes to Work and describe them in reasonable detail.]

2.	Effective Date For Proposed Change:

Date: ___________________

3.	Summarize Expected Or Possible Impact On Other Work Or Schedule [Indicate the impact on other Work, schedule of delivery, and cost/budget, if any.]

4.	Specify Any Key Assumptions, Additional Terms, Or Other Important Information

Direct all Inquiries to Supplier’s Project Manager:

___________________________________________________________

Submitted by: ___________________________________________________

Telephone #: _____________________             Email: #____________________

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

FORM D

AT&T’S REPLY TO SUPPLIER’S PROPOSED CHANGE ORDER

Change Order #: ______________

Date: _______________________

1.	Proposed Change(s) [Reiterate and summarize AT&T’s understanding of the proposed changes to the Work]

2.	Effective Date For Proposed Change [Indicate the proposed effective date of the change.]

Date: ___________________

3.	Summarize Expected Or Possible Impact On Other Work [Indicate the impact on other Work, schedule of delivery, and cost/budget, if any AT&T expects may occur as a result of Supplier’s proposed change.]

4.	Specify Any Key Assumptions, Additional Terms, Or Other Important Information [Indicate on what basis AT&T would be willing to agree to Supplier’s proposed change order.]

Direct all Inquiries to AT&T’s Project Manager:

___________________________________________________________

Submitted by: ___________________________________________________

Telephone #: _____________________             Email #: ____________________

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

FORM E

CHANGE CONTROL APPROVAL

Change Order #: ______________

Date: _______________________

1.	Agreed Upon Change To Work: [Identify Work that will be changed.]

2.	Date Scope Change Effective:[State the date the change will be effective.]

Date: ___________________

3.	Describe Scope Change, including any Specifications: [Describe the agreed upon change in full detail.]

4.	Revised price, payment schedule, and delivery schedule, if any, of the proposed change: [State any changes to the original delivery schedule, original price, and payment schedule.]

5.	Additional Terms and Conditions: [State any terms and conditions that apply to the proposed change.]

IN WITNESS WHEREOF, the Parties approve this Change Order No. ______ and incorporate it into Agreement No. _______. If the terms of this Change Order are inconsistent with the terms of Agreement No. ______, the terms of this Change Order shall control.

[Insert Supplier’s Name]	AT&T SERVICES, INC.

By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

FORM F

CHANGE CONTROL LOG

Change Order Number	Change Component	Priority (High, Med., Low)	Description of Change	Level of Effort	Comments	Status	Status Date

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.C

Appendix E      Agreement Regarding Non-Employment Status with AT&T

This Agreement (“Agreement”) dated _________________ is made by the individual named below (“I” or “me”), who is engaged to perform work at AT&T Services, Inc., as a worker of ________ (“Supplier”) under the terms and conditions of the agreement named below, between Supplier and AT&T.

I.	Status

I have been hired by Supplier as a full or part-time employee, a temporary worker, or as an independent contractor and Supplier will be providing services to AT&T Company. I understand that no employment relationship between me and the AT&T Company is created by this Agreement or by my agreement with the Supplier to provide services to Supplier or AT&T Company.

I acknowledge and agree that Supplier shall be solely responsible for all payments to me including payment of compensation, premium payments for overtime, bonuses, and other incentive payments, if any, and payments for vacation, holiday, sick days or other personal days, if any. Also, I will be solely responsible for negotiating and agreeing with Supplier for participation in any Supplier benefit plans, including any pension, savings, or health and welfare plan. Unless AT&T Company expressly provides otherwise in writing, I further understand and agree that I am not eligible to participate in or receive any benefits under the terms of the AT&T Company’s pension plans, savings plans, health plans, vision plans, disability plans, life insurance plans, stock option plans, or any employee benefit plan sponsored by the AT&T Company for any period of time. I understand and agree that the cash payments and benefits which I receive from Supplier shall represent the sole compensation to which I am entitled, and that Supplier will be solely responsible for all matters relating to compliance with all employer tax obligations arising from the performance of Services in connection with this Agreement. These tax obligations include but are not limited to the obligation to withhold employee taxes under local, state and federal income tax laws, unemployment compensation insurance tax laws, state disability insurance tax laws, social security and Medicare tax laws, and all other payroll tax laws or similar laws.

II.	Work Policies and Rules

1.	I understand that it is my responsibility to ensure that my personal conduct and comments in the workplace are ethical, evidence a high degree of integrity, and support a professional environment free of (i) inappropriate behavior, language, joke or actions; (ii) harassment or biased, demeaning, offensive, derogatory behavior to others based upon race, color, religion, national origin, sex, age, sexual orientation, marital status, veteran’s status or disability; or (iii) violence. I further agree to refrain from (i) words or conduct that is threatening, intimidating and/or disrespectful of others, (ii) bringing a firearm or other weapon on any AT&T premises; and (iii) using data services on a wireless device, such as texting or accessing the mobile web or other distracting activities, while driving to or from AT&T’s premises or while operating a vehicle in the performance of any work for AT&T.

2.	If AT&T Company provides me access to its computer systems, I agree (a) to use such systems in a professional manner, (b) to use such systems only for business purposes and solely for the purposes of performing under the agreement named below, (c) to use such systems in compliance with AT&T Company’s applicable standards and guidelines for computer systems use, and (d) to use password devices, if applicable and if requested by AT&T Company. Without limiting the foregoing, AT&T Company property, including but not limited to Intranet and Internet services, shall not be used for personal purposes or for any purpose which is not directly related to the business which is the subject of the agreement named below. I acknowledge and agree that I must have a valid AT&T Company business reason to access the Intranet and/ or the Internet from within AT&T Company’s private corporate network.

III.	Administrative Terms

1.	This Agreement shall be effective as of the date executed below, and shall remain in effect notwithstanding my termination of employment with Supplier or termination of my work at AT&T Company.

2.	In the event that any provision of this Agreement is held to be invalid or unenforceable, then such invalid or enforceable provisions shall be severed, and the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

Agreement No. 319103.C

I have read, understand and agree to abide by this Agreement.

By: ____________________________________________           Date: _______________________________

Print Name: ______________________________________           AT&T User Id (if assigned) ______________

Address: ________________________________________________________________________________

Agreement No. between Supplier and AT&T: ____________           Effective Date: ________________________

Agreement No. 319103.C

Appendix K Offshore Locations

Country(ies) where services are authorized by AT&T to be performed (physical location address is also required if the Services involve Information Technology-related work or if a “virtual” or “work-from-home” address is authorized)		City(ies) where services will be performed for AT&T	Services to be performed at approved Physical Location	Name of Supplier / Supplier Affiliate, and/or Subcontractor performing the services
Israel	24 Raoul Wallenberg Street, Tel-Aviv 6971920	Tel Aviv	Research & Development (R&D), PS, M&S	Radcom
Brazil	Alameda Mamore,503, 13º ANDAR - CJ. 133 Alphaville – Barueri/SP	Alphaville	PS, M&S	Radcom
India	Level 4, Rectangle 1, Commercial Complex D-4, Saket, New Delhi - 110017	New Delhi	PS, M&S	Radcom

Supplier’s work activities in Brazil and India involving providing support activities for AT&T and/or AT&T customers related to Supplier products, and/or software at the Offshore Locations specified in Appendix K is permitted conditioned upon Supplier allowing AT&T to perform the following additional monitoring on an as needed basis regarding Supplier’s obligations under the Agreement at the specified locations as determined necessary by AT&T including the following:

1. responding to written audits submitted by AT&T regarding the work of Supplier and Subcontractors

2. providing documents requested by AT&T regarding the work of Supplier and Subcontractors

3. allowing physical inspections of the locations where work of Supplier and Subcontractors is performed

In the event that AT&T identifies a security issue involving a Supplier Entity's activities that is deemed by AT&T to be of a critical nature, then AT&T has the right to immediately terminate Supplier’s work and any customer specific activities as well as access to the support systems and Information, as well as any other remedies included in this Offshore Work section.

Agreement No. 319103.C

APPENDIX L

Network Implementation Dates

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Appendix M – Escrow Services

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Appendix N – Dedicated Service Individuals Matrix

The Parties agree that for any new Radcom Software, a new worksheet shall be completed and added to this matrix no later than contemporaneously with Supplier’s deposit of the corresponding Deposit Materials.

Dedicated Service Individuals	Agreed Service Location(s)	Agreed Consideration (Monthly Amount)	Agreed Completion Consideration (Annual Amount)	Other Notes

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Appendix O – Form of Three Party Escrow

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Exhibit A

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Exhibit B

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Exhibit C

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Exhibit D

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Exhibit E

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